EXECUTION VERSION

AGENCY AGREEMENT

May 9, 2007

Rockwell Ventures Inc.
1020 – 800 West Pender Street
Vancouver, BC V6C 2V6

ATTENTION:	Scott D. Cousens

Dear Sir:

     RBC Dominion Securities Inc. (as lead agent, “RBC”) and Canaccord Capital Corporation (an “Agent” and together with RBC, the “Agents”) understand that Rockwell Ventures Inc. (the “Company”) proposes to issue and sell up to CDN$50,024,000 of units of the Company (the “Units”) at a subscription price of CDN$0.52 per Unit. Each Unit shall be comprised of one (1) common share in the capital of the Company (a “Common Share”) and one (1) common share purchase warrant of the Company (a “Warrant”). Each Warrant shall entitle the holder thereof to acquire one (1) Common Share (a “Warrant Share”) on payment of CDN$0.70 per Common Share prior to the close of business on the date that is 24 months from the Closing Date (as defined below). The offering of Units by the Company is hereinafter referred to as the “Offering”.

     Upon and subject to the terms and conditions set forth herein, the Agents hereby agree to act, and upon acceptance hereof, the Company hereby appoints the Agents, as the Company’s sole and exclusive agents, to offer for sale by way of private placement on a commercially reasonable endeavours basis (and without underwriting liability) up to CDN$50,024,000 of Units. The Agents shall be under no obligation to purchase any of the Units.

     In consideration of the Agents’ services to be rendered in connection with the Offering, the Company shall pay to RBC on behalf of the Agents a cash fee (the “Agency Fee”) in an amount equal to 6% of gross proceeds realized by the Company on the issuance of the Units pursuant to the Offering. As additional compensation for the services provided, the Company shall grant to the Agents broker warrants (the “Broker Warrants”) to purchase up to 5,772,000 Common Shares (the “Broker Shares”). The Broker Warrants may be exercised, in whole or in part, during the currency thereof, at an exercise price of CDN$0.52 per Broker Warrant, at any time during the period commencing on the Closing Date and ending on the date that is 24 months following the Closing Date.

     Notwithstanding the foregoing, the Agents hereby agree to provide the Company with a selling concession (the “Selling Concession”) in respect of the issuance of Units to purchasers in South Africa, equal to $385,788, being 3% of the gross proceeds realized by the Company on the issuance of Units to purchasers in such jurisdiction (with 24,730,000 Units issued to purchasers in South Africa for gross proceeds of $12,859,600), which amount shall be deducted from the Agency Fee otherwise payable pursuant to the paragraph above.

     As used in this Agreement, unless the context otherwise requires, the terms “Units”, “Common Shares”, “Warrants” and “Warrant Shares” shall include the Broker Units that may be issued on exercise of the Broker Warrants, the Common Shares and Warrants that may be issued on exercise of the Broker Units and the Warrant Shares that may be issued on exercise of the Warrants comprising part of the Broker Units.

     Whether or not the Offering is completed, the Company will pay all its own expenses related to the Offering including, without limitation, the fees and disbursements of legal counsel, auditors and accountants and service providers retained by the Company in connection with the Offering, expenses related to roadshows and marketing activities, printing costs and filing fees and taxes thereon. In addition, whether or not the Offering is completed, the Company will reimburse the Agents (forthwith upon receiving an account or accounts therefor) for all reasonable out-of-pocket expenses incurred by the Agents in connection with the Offering, including, but not limited to, travel and communication expenses, database service expenses and courier charges, as well as reasonable legal fees of legal counsel to the Agents and taxes thereon, to a maximum of CDN$100,000 (collectively, the “Agents’ Expenses”) or as mutually agreed, with the prior consent of the Company.

     If the Company agrees to pay a commission or fee to anyone other than the Agents (including without limitation any other agent, underwriter or financial advisor to the Company except for any other registered dealers (or other dealers duly qualified in their respective jurisdiction appointed by the Agents to assist in the Offering)), such commission or fee will be for the Company’s account and will not reduce the amount payable to the Agents hereunder.

     The fees and expenses of the Agents and Agents’ counsel shall be payable at Closing (as defined below) as set out herein.

     The Company agrees that the Agents will be permitted to appoint other registered dealers (or other dealers duly qualified in their respective jurisdictions) as their agents to assist in the Offering and that the Agents may determine the remuneration payable by the Agents to such other dealers appointed by them.

TERMS AND CONDITIONS

1.	Definitions.

As used in this Agreement, unless the context otherwise requires:

“Acquisition Transaction” means the acquisition by the Company, through Rockwell SA, of: (i) all of the issued and outstanding shares of Saxendrift Mine SPV, (ii) certain loan claims as described in the Definitive Agreement, and (iii) all of the issued and outstanding shares of Niewejaarskraal Mine (Proprietary) Limited and Remzwem (Proprietary) Limited from the Vendor in consideration for approximately ZAR 100,416,000, plus valued added tax, pursuant to the terms of the Definitive Agreement;

“affiliate”, “distribution” and “insider” have the respective meanings ascribed to them under the Securities Laws;

“Agency Fee” has the meaning as set forth in the third paragraph of this Agreement;

“Agents” has the meaning set forth in the first paragraph of this Agreement;

“Agents’ Expenses” has the meaning set forth in the fourth paragraph of this Agreement;

“Agreement” means this agency agreement and all schedules attached to it;

“Authorization” means, with respect to any Person, any order, permit, approval, consent, waiver, licence or similar authorization of any Governmental Authority having jurisdiction over the Person;

“Broker Warrant Certificate” means the certificates representing the Broker Warrants;

“Closing” means the completion of the issue and sale by the Company of the Units pursuant to this Agreement and the Subscription Agreements;

“Closing Date” means May 9, 2007 or such other date as the Company and Agents may agree;

“Closing Time” means 9:00 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Company and the Agents may agree in writing;

“Common Share” means a common share of the Company;

“Company” means Rockwell Ventures Inc.;

“Definitive Agreement” means the Sale of Shares and Claims Agreement dated March 3, 2007 between the Vendor, Trans Hex, the Company and Rockwell SA setting out the terms of the Acquisition Transaction;

“Governmental Authority” means any federal, provincial, state, municipal, county or regional governmental or quasi-governmental authority, domestic or foreign, and includes any ministry, department, court, tribunal, arbitral body, commission, bureau, board, administrative or other agency or regulatory body or instrumentality thereof, any quasi-governmental body or private body exercising regulatory, expropriation or taxing authority under or for the account, if any, of the foregoing and any stock exchange or self-regulatory authority and, for greater certainty, includes the Regulatory Authorities;

“Institutional Accredited Investor” means an “accredited investor” that satisfies the criteria set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the U.S. Securities Act;

“Investor Presentation” means the presentation dated April 2007 prepared by the Company;

“knowledge” means to the best of the knowledge, information and belief of a party after reviewing all existing relevant records in the possession of such party and making due inquiries regarding the relevant matter of all relevant directors or officers of such party;

“Laws” means any and all applicable (i) laws, constitutions, treaties, statutes, codes, ordinances, principles of common and civil law and equity, orders, decrees, rules, regulations and municipal by-laws whether domestic, foreign or international, (ii) judicial, arbitral, administrative, ministerial, departmental and regulatory judgments, orders, writs, injunctions, decisions, and awards of any Governmental Authority and (iii) policies, practices and guidelines of, or contracts with, any Governmental Authority which, although not actually having the force of law, are considered by such Governmental Authority as requiring compliance as if having the force of law, in each case binding on or affecting the Person referred to in the context in which the word is used;

“material” means material in relation to the Company;

“Material Adverse Effect” means a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Company;

“material change” means any change in the business, operations, assets, liabilities, ownership or capital of the Company (except the transactions contemplated herein) that would reasonably be expected to have a significant effect on the market price or value of the Units or any other securities of the Company and includes a decision to implement such a change made by the board of directors of the Company or by senior management of the Company who believe that confirmation of the decision by the board of directors is probable;

“material fact” means any fact that significantly effects or would reasonably be expected to have a significant effect on the market price or value of the Units or any other securities of the Company;

“Material Property” means each of the Company’s material mining properties including the interest in the Holpan/Klipdam, Wouterspan and Galputs properties in South Africa, the Kwango River project in the Democratic Republic of Congo and the Saxendrift and Niewejaarskroal diamond mines and the Kwartelspan, Zwemkuil-Mooidraai and Remhoogte-Holsloot diamond exploration projects located in South Africa;

“misrepresentation” means, with respect to circumstances in which the Securities Laws are applicable, a misrepresentation as defined under the Securities Laws;

“NI 45-106” means National Instrument 45-106 Prospectus and Registrations Exemptions;

“Non-Brokered Private Placement” means the private placement of CDN$10,000,000 of Units by Rockwell, or such other amount as may be agreed to between the parties, on substantially the same terms as the Offering;

“Permits” means all permits required to conduct exploration and mining activities in respect of the Material Properties;

“Person” means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability corporation, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Authority, and pronouns have a similarly extended meaning;

“Public Record” means annual and interim financial statements and the notes thereto, management’s discussion and analysis of operating results, annual and quarterly reports to shareholders, management proxy circulars, prospectuses, annual information forms, business acquisition reports, technical reports, material change reports and press releases and all other information filed on SEDAR by the Company during the twelve (12) months preceding the date hereof;

“Purchaser” means a purchaser of the Units and “Purchasers” means all of the purchasers of the Units;

“Qualifying Jurisdictions” means each of the Provinces in Canada, the United States, the United Kingdom and such other jurisdictions as the Company and Agents may determine;

“Quest Facility” means the CDN$6,000,000 credit facility made available to the Company by Quest Capital Corp.;

“Quest Option” means the option of Quest Capital Corp. to convert the Quest Facility into Common Shares;

“RBC” means RBC Dominion Securities Inc.;

“Regulatory Authorities” means the securities commissions in each of the Qualifying Jurisdictions and the TSX-V and “Regulatory Authority” means any one of them;

“Rockwell SA” means, Rockwell Resources RSA (Pty) Limited, the wholly owned subsidiary of the Company incorporated and existing under the laws of South Africa;

“Saxendrift Opinions” means, collectively the opinions of Harrison Attorneys and Tabacks and Associates, in respect of the mineral rights relating to the Saxendrift and

Niewejaarskroal diamond mines and the Kwartelspan, Zwemkuil-Mooidraai and Remhoogte-Holsloot diamond exploration projects located in South Africa;

“Saxendrift Mine SPV” means Saxendrift Mine (Proprietary Limited), a private limited liability company incorporated and existing under the laws of South Africa, and a wholly owned subsidiary of the Vendor, which holds the rights to the Saxendrift and Niewejaarskraal diamond mines and the Kwartelspan, Zwemkuil-Mooidrai and Remhoogte-Holsloot diamond exploration projects in South Africa;

“Securities” means the Common Shares, Warrants, Warrant Shares and Broker Warrants collectively or individually as the context requires.

“Securities Laws” means, collectively, the applicable securities laws of the Qualifying Jurisdictions and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, instruments, blanket orders, rulings and notices of the Qualifying Jurisdictions;

“Selling Concession” means, the selling concession granted by the Agents in favour of the Company in respect of the issuance of Units to purchasers in South Africa, equal to 3% of the gross proceeds realized by the Company on the issuance of Units to purchasers in South Africa;

“Subscription Agreements” means the agreements to be entered into between the Company and the Purchasers hereto as the same may be amended in accordance with the terms thereof;

“Transaction Documents” means this Agreement, the Subscription Agreements, the Warrant Certificates and the Broker Warrant Certificates;

“Trans Hex” means Trans Hex Group Limited, a public company incorporated and existing under the laws of South Africa and listed on the JSE Limited and the Namibian Stock Exchange;

“TSX-V” means the TSX Venture Exchange;

“United States” means the United States as that term is defined in Regulation S under the U.S. Securities Act;

“U.S. Securities Act” means the United States Securities Act of 1993, as amended;

“Van Wyk Opinion” means the opinion of Tabacks and Associates in respect of the Holpan/Klipdam, Wouterspan and Galputs properties in South Africa;

“Vendor” means Trans Hex Diamante Beperk, a public company incorporated and existing under the laws of South Africa and a wholly owned subsidiary of Trans Hex;

“Warrant Certificates” means the certificates representing the Warrants;

“Warrant Shares” means the Common Shares issuable upon the exercise of the Warrants; and

“Warrants” means the warrants of the Company to be issued as part of the Offering.

2.	Interpretation.

For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)

any reference in this Agreement to a designated “Section”, “Subsection”, “Paragraph” or other subdivision refers to the designated section, subsection, paragraph or other subdivision of this Agreement;

(b)	the words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement;

(c)

the word “including”, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(d)

any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which have the effect of supplementing or superseding such statute or such regulation;

(e)	any reference to “party” or “parties” means the Company, the Agents, or both, as the context requires;

(f)	all amounts expressed herein in terms of money refer to lawful currency of Canada and all payments to be made hereunder shall be made in such currency;

(g)	the headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement; and

(h)	words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa.

3.	Appointment of the Agents.

3.1

Subject to the terms and conditions of this Agreement, the Company hereby appoints the Agents, and the Agents hereby agree to act as the exclusive agents of the Company, to offer the Units in the Offering for sale to the public in the Qualifying Jurisdictions and to use its commercially reasonable endeavours efforts to solicit and procure Purchasers of the Units on behalf of the Company. The Company shall issue and sell the Units at the Closing Time, in accordance with and subject to the provisions of this Agreement. It is understood and agreed by the parties that the Agents shall act as agent only and at no time shall the Agents have any obligation whatsoever to purchase Units.

3.2	No Agent will be liable to the Company under this Agreement with respect to a breach or default by the other Agent or any other agent or registered dealer appointed hereunder.

4.	Offering Procedures.

4.1

Each Purchaser of Units will purchase Units under exemptions from applicable prospectus and registration requirements under the laws of the jurisdiction of residence of, or otherwise applicable to, the Purchaser. The Agents will deliver a Subscription Agreement to each Purchaser and each Purchaser will enter into a Subscription Agreement with the Company. The Agents will notify the Company with respect to the identities of Purchasers in sufficient time to allow the Company to comply with all applicable regulatory requirements and all requirements under applicable Securities Laws to be complied with by the Company as a result of the offering and sale of the Units to such Purchasers on a private placement basis in the Qualifying Jurisdictions.

4.2

The Agents may offer for sale Units to institutional and accredited investors in Canada, the United Kingdom and Europe as well as to Institutional Accredited Investors in the United States pursuant to private placement exemptions. The offering of the Units hereunder shall be in compliance with all applicable Securities Laws and in such a manner so as not to require registration or authorization thereof or filing or approval of a prospectus, offering memorandum or similar document with respect thereto under such laws.

4.3

The Company will file or cause to be filed all documents required to be filed by the Company in connection with the purchase and sale of the Units and the issue of the Broker Warrants so that the distribution of the Units may lawfully occur without the necessity of filing a prospectus or similar document in Canada or in any other jurisdiction. The Agents will use their commercially reasonable endeavours to cause Purchasers to complete any forms required by Securities Laws.

5.	Company’s Covenants as to Changes.

5.1	The Company agrees that:

(a)	during the period commencing with the date hereof and ending on the Closing Date, the Company will promptly inform the Agents of the full particulars of:

(i)

any material change (actual, anticipated, contemplated, proposed or threatened) in the assets, liabilities (absolute, accrued, contingent or otherwise), business, affairs, operations, obligations, prospects, capital, condition (financial or otherwise) of the Company or its ownership;

	(ii)	any change in any material fact contained or referred to in any part of the Public Record and not already reflected in the Public Record;

(iii)

the occurrence of a material fact or the discovery of an existing material fact or event which, in any such case, is, or may be, of such a nature as to (A) render any information contained in the Public Record untrue, false or misleading in a material respect, (B) result in a material misrepresentation of any information contained in the Public Record, or (C) result in the Public Record not complying with Securities Laws in any material respect; or

(iv)

the discovery by the Company of any material misrepresentation of any information contained in the Public Record or in any information regarding the Company previously provided to the Agents by the Company in connection with the Offering;

provided that if there may be any reasonable doubt as to whether a material change, change, occurrence or event of the nature referred to in this subsection has occurred, the Company shall promptly inform the Agents of the full particulars of the occurrence giving rise to the uncertainty and shall consult with the Agents as to whether the occurrence is of such nature;

(b)	during the period commencing with the date hereof and ending on the Closing Date, the Company will promptly inform the Agents of the full particulars of:

	(i)	any request of any Regulatory Authority for any amendment to any part of the Public Record or for any additional information;

(ii)

the issuance by any Regulatory Authority of any order to cease, suspend or halt trading of any securities of the Company or of the institution or threat of institution of any proceedings for that purpose; or

	(iii)	the receipt by the Company of any communication from any Regulatory Authority relating to any part of the Public Record or the distribution of the Units;

(c)

during the period commencing on the date hereof and ending on the Closing Date, the Company will promptly provide to the Agents, for review by the Agents and the Agents’ counsel, prior to filing or issuance thereof, any material change report and any press release and any other document to be publicly disseminated or publicly available; and

(d)

the Company will promptly comply, to the reasonable satisfaction of the Agents and the Agents’ counsel, with Securities Laws with respect to any material change, change, occurrence or event of the nature referred to in Section 5.1(a) of this Agreement and the Company will prepare and file promptly at the Agents’ request, acting reasonably, any amendment to any part of the Public Record which in the Agents’ opinion may be necessary or advisable and the Company shall consult with the Agents with respect to the form and content of any amendment to any part of the Public Record proposed to be filed by the Company and shall not file any such amendment without the prior review and approval thereof by the Agents, acting reasonably.

6.	Representations and Warranties of the Company.

6.1

Each certificate required to be provided in accordance with the terms of this Agreement, signed by any officer or director of the Company and delivered to the Agents or the Agents’ counsel, will constitute a representation and warranty by the Company (and not such officer or director of the Company in his/her personal capacity) to the Agents or the Agents’ counsel, as the case may be, as to the matters covered by the certificate.

6.2

The Company represents and warrants to the Agents at the date of this Agreement and at the Closing Date and acknowledges and confirms that the Agents are relying on such representations and warranties, as follows:

(a)

the Company and each of its subsidiaries have been incorporated and organized and are validly subsisting under the laws of their respective jurisdictions of incorporation, are current and up-to-date with all filings required to be made by them in the respective jurisdictions and have all requisite corporate capacity, power and authority and are qualified or authorized to carry on their respective businesses as now conducted and to own or lease and operate their respective property and assets in all jurisdictions where such qualifications or authorization is required and, in the case of the Company, to undertake the Offering and to carry out all other obligations and transactions contemplated herein, including entering into, executing and delivering the Transaction Documents and carrying out its respective obligations thereunder;

(b)

the issue, sale and delivery of the Securities, the completion of the Acquisition Transaction and the application to list the Common Shares issued pursuant to the Offering and the Warrant Shares upon the exercise of the Warrants on the TSX-V have been authorized by all necessary corporate action on the part of the Company;

(c)

all consents, approvals, permits, authorizations or filings as may be required under any statute, rule or regulation applicable to the Company including, without limitation, Securities Laws necessary for: (i) the execution and delivery of the Transaction Documents; (ii) the issuance and delivery of the Securities; (iii) the completion of the transactions contemplated hereby; and (iv) the application to list the Common Shares issued pursuant to this Offering and the Warrant Shares upon the exercise of the Warrants on the TSX-V; have been made or obtained, as applicable, and have all been authorized by all necessary corporate action on the part of the Company;

(d)

neither the execution of this Agreement nor the issue, sale and delivery of the Securities by the Company do or will (or would with the giving of notice, the lapse of time or the happening of any other event or condition) constitute or result in a breach or violation of, or conflict with or allow any other Person to exercise any rights under, any of the terms or provisions of its constating documents or by-laws, or of any material mortgage, note, indenture, contact or agreement (written or oral), instrument, lease, license, permit or other document to which the Company is a party or by which it is bound, which breach or violation of, or conflict with, or exercise of rights under, would have a Material Adverse Effect;

(e)

the execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder and the transactions contemplated by them do not and will not result in a breach of, or cause the termination or revocation of, any Authorization held by the Company and do not and will not result in the violation of any Law to which the Company is subject which in either case would have a Material Adverse Effect, excluding any violation of any Law arising from any act or omission of the Agents in respect of the Offering;

(f)

there is no requirement to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Authority as a condition to the lawful completion of the transactions contemplated by the Transaction Documents, except for the filings, notifications and Authorizations required under applicable Securities Laws and the rules of the TSX -V;

(g)

the Transaction Documents have been, or will be prior to the Closing Time, duly authorized, executed and delivered by the Company and constitute, or will constitute, legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except that:

	(i)	the enforceability of the Transaction Documents may be limited by bankruptcy, winding-up, insolvency, arrangement, fraudulent preference and conveyance, assignment, reorganization, moratorium or similar laws of general application affecting the enforcement of creditors rights;

(ii)	a court may exercise discretion in the granting of equitable remedies such as specific performance and injunction; and

(iii)

a court may decline to enforce rights of indemnification or contribution to the extent that they directly or indirectly relate to liabilities imposed by law on the indemnified party for which it would be contrary to public policy to require indemnification by the indemnifying party or which relate to liabilities for non-Canadian taxes;

(h)

except as provided for in this Agreement, other than the Agents, there is no Person acting or purporting to act for the Company who is entitled to any brokerage or finder’s fee or agent’s commissions or other similar payments in connection with this Agreement or any of the transactions contemplated herein and in the event that any Person, acting or purporting to act for the Company establishes a claim for any fee from the Agents (otherwise than as a result of any actions of the Agents), the Company covenants to indemnify and hold harmless the Agents with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(i)

none of the directors or officers of the Company nor any associate or affiliate of the Company had, has or intends to have any material interest, direct or indirect, in the transactions contemplated by the Transaction Documents or in any proposed transaction which materially affects, is material to or will or may reasonably be expected to materially affect the Company;

(j)

the authorized share capital of the Company consists of an unlimited number common shares without par value, of which, as at the date hereof, 69,873,125 Common Shares are issued and outstanding as fully paid and non-assessable. In addition, as at the date hereof, there are outstanding options to acquire 450,417 Common Shares, outstanding warrants to acquire 42,000,000 Common Shares, together with those additional common Shares issuable as set out on Schedule “B” hereto;

(k)	at the Closing Time:

	(i)	the Common Shares will be validly authorized and issued as fully paid and non-assessable securities of the Company;

	(ii)	the Warrants will be duly and validly created, authorized and issued; and

(iii)

the Warrant Shares will be duly and validly created and authorized or reserved for issuance, as the case may be, upon exercise of the Warrants, all in accordance with their terms and, upon such exercise and payment of the applicable exercise price, will be duly and validly issued as fully paid and non-assessable;

(l)

the Company has not, directly or indirectly, declared or paid any dividend or declared or made any other distribution on any of its securities of any class, and has not directly or indirectly, redeemed, purchased or otherwise acquired any of its shares or securities or agreed to do so. There is no restriction on or impediment to the declaration or payment of any dividend or other distribution on the shares in the constating documents of the Company or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Company is a party;

(m)

there are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company must vote;

(n)

there are no outstanding contractual obligations or other requirements of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company, or provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person;

(o)

there are no stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company or the Subsidiaries;

(p)

other than the Warrants and the Quest Option, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase, subscription, issuance, allotment or other acquisition of any of the Company’s shares or any other security convertible into or exchangeable for any shares of the Company or to require the Company to purchase, redeem or otherwise acquire any of its issued and outstanding shares, except for: (i) directors, officers, employees and key consultants who have been granted stock options pursuant to the Company’s stock option plan; (ii) holders of common share purchase warrants to purchase Common Shares; and (iii) Persons entitled to receive and/or to whom the Company may elect to issue, Common Shares pursuant to property and/or securities purchase agreements;

(q)

as of the date of this agreement, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the purchase, subscription, issuance, allotment or other acquisition of any of the shares or any other security convertible into or exchangeable for any shares of Saxendrift Mine SPV, or to require Saxendrift Mine SPV to purchase, redeem or otherwise acquire any of its respective issued and outstanding shares;

(r)	other than the Acquisition Transaction, the Company has not approved, is not contemplating, has not entered into, and has no knowledge of:

	(i)	the change of control (by sale or transfer of shares or sale of all or substantially all of the assets or otherwise) of the Company;

	(ii)	a proposed or planned disposition of any securities by any insider or any shareholder who owns, directly or indirectly, 5% or more of the issued and outstanding securities of the Company; or

(iii)

any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming such, for the purchase, sale, transfer or other disposition of any material property or assets or any interest therein owned directly or indirectly by the Company;

(s)

the Company and its subsidiaries are conducting their business in compliance with all Laws of each jurisdiction in which their business is carried on that are material to the business of the Company and its subsidiaries taken as a whole, including, without limitation, all applicable Securities Laws and applicable laws, regulations and statutes relating to mining and/or mining claims, concessions, licenses or leases and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated and all such claims, concessions, licences, leases, permits, consents, registrations and qualifications are valid and subsisting and in good standing, except in respect of matters which do not and will not result in any Material Adverse Effect. No notices, correspondence or documents relating to any inquiries, revocation, modification or other proceedings relating to such claims, concessions, licences, leases, permits, consents, registrations and qualifications have been received or to the Company’s knowledge threatened from or by an authority having jurisdiction over the Company and its subsidiaries or any of their assets and the Company knows of no facts which would reasonably be expected to be a basis for any of the foregoing;

(t)

the Company is a reporting issuer in good standing under the securities laws of each of the provinces of British Columbia, Alberta and Ontario, and in the previous 12 months, no material change relating to the Company has occurred with respect to which a material change report has not been filed under any Securities Laws and no such disclosure has been made on a confidential basis which remains confidential as of the date hereof;

(u)

the Company is the beneficial owner of, or has the right to acquire the interests in, the properties, business and assets referred to in the Public Record, including without limitation the Material Properties, and any and all agreements pursuant to which the Company holds or will hold any such interest in property, business or assets are in good standing in all material respects according to their terms, and the properties are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, except where it would not result in a Material Adverse Effect;

(v)	the minute books of the Company are true and correct and contain the minutes of all meetings and all resolutions of directors and shareholders of the Company;

(w)

the issued and outstanding Common Shares are listed and posted for trading on the TSX-V and no order ceasing or suspending trading in any Securities of the Company or the trading of any of the Company’s issued Securities has been issued and is currently outstanding and no proceedings for such purpose are pending, contemplated or threatened;

(x)

the Company will use its reasonable best efforts to take all steps necessary to obtain the conditional acceptance of the TSX-V and will comply with all other regulatory requirements, requirements of the TSX-V and requirements of the Securities Laws applicable to the offer, sale and issuance of the Securities as contemplated herein required to be taken or complied with by it prior to the Closing Date. As of the Closing Date, the Common Shares and the Warrant Shares will be conditionally approved for listing on the TSX-V;

(y)

the Public Record complies with all Securities Laws in all material respects, is in all material respects accurate and omits no facts, the omission of which makes the Public Record or any particulars therein, misleading or incorrect when read in conjunction with all of the information filed on SEDAR by the Company and the Public Record contains no misrepresentations;

(z)

The information contained in the Investor Presentation is in accordance with the facts and does not omit anything likely to affect the import of such information. All statements of fact in the Investor Presentation are true and accurate and are not misleading and all forecasts, estimates, expressions of opinion, intention and expectation in the Investor Presentation are truly and honestly held and either fairly based upon facts within the knowledge of the Company or made on reasonable grounds after due and careful consideration and to the extent that they are based on assumptions, have regard to the facts which are known to the Company;

(aa)

except as would not individually or in the aggregate reasonably be expected to have a material change on the business of the Company taken as a whole, (i) the Company is not in violation of any applicable Law relating to pollution or occupational health and safety, the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including laws relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental

Laws”), (ii) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, (iii) to the knowledge of the Company, there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Laws against the Company, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or any Environmental Laws;

(bb)

to the knowledge of the Company, the Company is not the subject of any international, foreign, federal, provincial, municipal or private action, suit, litigation, grievance, arbitration proceeding, governmental proceeding, investigation or claim involving a demand for damages or other potential liability with respect to violations of Environmental Laws;

(cc)

the Company is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, wages and hours and has not and is not engaged in any unfair labour practice;

(dd)

no action, suit, grievance, arbitration, alternative dispute resolution process, inquiries or proceedings, at law or in equity are pending or, to the knowledge of the Company, are contemplated or threatened to which the Company is a party or to which the property of the Company is subject that would result in a Material Adverse Effect;

(ee)

except as disclosed in the Public Record and other than the Offering, there has not been any material change in the assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Company, as set forth in the financial statements of the Company for the financial year ended May 31, 2006 and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Company since May 31, 2006 and since that date there have been no facts, transactions, events or occurrences which could have a Material Adverse Effect;

(ff)

the technical reports in respect of the Material Properties as filed with Canadian Securities administrators on the System for Electronic Document Analysis and Retrieval (SEDAR) (including the certificates of Qualified Persons forming part thereof) were prepared in accordance with National Instrument NI 43-101;

(gg)

all documents prepared by the Company and all information delivered by the Company to the Agents and their counsel as a part of their due diligence in connection with the Offering were complete and accurate in all material respects and to the Company’s knowledge did not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in the circumstances;

(hh)

the audited and unaudited comparative financial statements of the Company and the related notes thereto for the Company’s financial year ended May 31, 2006 and the six months ended November 30, 2006, respectively, present fairly in all material respects the financial position, results of operations, earnings and cash flow of the Company as at the dates and for the periods indicated. Such financial statements have been prepared in conformity with Canadian generally accepted accounting principles on a basis consistent throughout the periods indicated and are in accordance with the books and records of the Company;

(ii)

to the Company’s knowledge, all documents prepared by third parties and all information received from third parties delivered by the Company to the Agents and their counsel as a part of their due diligence in connection with the Offering were complete and accurate in all material respects;

(jj)

there are no off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company with unconsolidated entities or other persons that may have a material current or future affect on the financial condition, changes in financial condition, results of operations, earnings, cash flow, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses of the Company or that would reasonably be expected to be material to an investor in making a decision to purchase the Units;

(kk)

neither the Company nor any subsidiary has any contingent liabilities in excess of the liabilities that are either reflected or reserved against in the Company’s financial statements which would reasonably be expected to be material to the financial condition of the Company;

(ll)

the Company maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the financial statements to be fairly presented in accordance with Canadian generally accepted accounting principles and to maintain accountability for assets; (iii) access to its assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to differences; (v) material information relating to the Company is made known to those within the Company responsible for the preparation of the financial statements during the period in which the financial statements have been prepared and that such material information is disclosed to the public within the time periods required by applicable Laws; and (vi) all significant deficiencies and material weaknesses in the design or operation of such internal controls that could adversely affect the Company’s ability to disclose to the public information required to be disclosed by it in accordance with applicable Laws and all fraud, whether or not material, that involves management or employees that have a significant role in the Company’s internal controls have been disclosed to the audit committee of the Company’s board of directors;

(mm)	the Company’s auditors are independent public accountants as required under applicable Securities Laws;

(nn)

all income tax returns of the Company and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except tax assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. All other tax returns of the Company required to be filed pursuant to any applicable law have been filed, and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Company has made instalments of taxes as and when required. The Company has duly and timely withheld from any amount paid or credited by it to or for the account or benefit of any person, including any employee, officer, director, or non-resident person, the amount of all taxes and other deductions required by applicable Law to be withheld and has duly and timely remitted the withheld amount to the appropriate taxing or other authority and has duly and timely issued tax reporting slips or returns in respect of any amount so paid or credited by it as required by applicable Laws;

(oo)

the Company has satisfied all obligations under, and there are no outstanding defaults or violations with respect to, and no taxes, penalties, or fees are owing or exigible under or in respect of, any employee benefit, incentive, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, arrangements or practices relating to the current or former employees, officers or directors of the Company maintained, sponsored or funded by the Company, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered and all contributions or premiums required to be paid thereunder have been made in a timely fashion and any such plan or arrangement which is a funded plan or arrangement is fully funded on an ongoing and termination basis;

(pp)

the Company maintains insurance policies with reputable insurers against risks of loss of or damage to its properties, assets and business of such types as are customary in the case of entities engaged in the same or similar businesses to the full insurable value of their properties and assets and the Company is not in default with respect to any provisions of such policies and has not failed to give any notice or to present any claim under any such policy in a due and timely fashion;

(qq)	the Company has no patents and has made no patent applications;

(rr)

all the contracts of the Company and its subsidiaries including without limitation the Definitive Agreement, are valid and binding obligations of the Company and its subsidiaries and, to the knowledge of the Company after due inquiry, valid and binding obligations of the other parties thereto except for such contracts which if not so valid and binding would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries;

(ss)

neither the Company nor its subsidiaries nor, to the knowledge of the Company after due inquiry, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default under or entitle any party to terminate, accelerate, modify or call a default under, or trigger any pre-emptive rights or rights of first refusal under, any contracts of the Company or its subsidiaries except such violations or defaults under such contracts, which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its subsidiaries;

(tt)

to the knowledge of the Company after due inquiry, no approval or consent of any Person is needed in order that the contracts of the Company, including without limitation the Definitive Agreement, and its subsidiaries continue in full force and effect following the consummation of the transactions contemplated herein (and for the avoidance of doubt, acknowledging that the Definitive Agreement remains, at this time, subject to final TSX-V and South African DME approvals);

(uu)

with respect to any premises leased by the Company, the Company occupies the leased premises and has the exclusive right to occupy and use the leased premises and each of the leases pursuant to which the Company occupies the leased premises is in good standing and in full force and effect. The performance by the Company of its obligations pursuant to and in compliance with the terms of the Transaction Documents and the completion of the transactions described therein will not afford any of the parties to such leases or any other Person the right to terminate such lease or result in any additional or more onerous obligations under such leases;

(vv)	Computershare Trust Company of Canada at its offices in Vancouver, British Columbia has been appointed as the transfer agent and registrar for the Common Shares;

(ww)	the Company has no reason to believe that the representations, warranties, undertakings and covenants of the Vendors under the Definitive Agreement are not correct or will not be honoured by them;

(xx)	the Company will use the gross proceeds of the Offering for acquisition and exploration expenses in respect of the Material Properties, as well as general and administrative expenses; and

(yy)

the Company has obtained all consents necessary under the Exchange Control Regulations of South Africa to allow residents of South African who have made the representations set out in the Subscription Agreement for South African investors to participate in the Offering.

7.	Covenants of the Company.

7.1	The Company covenants and agrees with the Agents that:

(a)

the Company will fulfil all requirements of the applicable Securities Laws to permit the offer, sale, issue and delivery of the Securities, including filing or causing to be filed, all forms or undertakings required in connection with the Offering so that the Offering may be completed without a prospectus or offering memorandum under applicable Securities Laws;

(b)

on or prior to the Closing Date, unless it would be unlawful to do so or unless the Company, acting reasonably, determines that it would not be in the best interests of the Company to do so, the Company will accept each duly executed Subscription Agreement;

(c)

on the Closing Date, the Company will execute and deliver certificates representing the Common Shares, the Warrants and the Broker Warrants in the appropriate form as directed by the Agents, together, as applicable in the case of all certificates issued to the Agents or their nominee on behalf of any Purchasers;

(d)

on or prior to the Closing Date, the Company will have taken all necessary steps to ensure the Common Shares and the Warrants comprising the Units will have been duly allotted for issue to the persons entitled thereto and that the Common Shares, the Warrants, the Warrant Shares and the Broker Warrants have been duly created, reserved, allotted and/or authorized for issuance, as the case may be;

(e) the Company will duly, punctually and faithfully perform all of the obligations to be performed by it under the Transaction Documents;

(f)

on or prior to the Closing Date, the Company will take all such steps as may be necessary to obtain all Authorizations required or desirable in connection with the transactions contemplated by the Transaction Documents;

(g)

the Company and its subsidiaries will use their best efforts to comply with all reporting obligations and obtain all necessary approvals, permits and licenses, including but not limited to environmental permits, mining and generation licenses, necessary to maintain the Permits and its interests in the Material Properties in good standing;

(h)	the Company shall conduct the business of the Company in accordance with prevailing industry standards;

(i)	the Company will use its reasonable best efforts to maintain the listing of its Common Shares on the TSX-V and arrange for the listing of the Common Shares and the Warrant Shares on the TSX-V;

(j)

the Company will use its reasonable best efforts to maintain its status as a reporting issuer in the provinces of British Columbia, Alberta and Ontario and fulfil to the satisfaction of the Agents all requirements (including, without limitation, compliance with the Securities Laws) required to be fulfilled by the Company in order to distribute the Common Shares and the Warrants with a statutory hold period under applicable Securities Laws, which does not extend beyond four months and one day after the Closing Date; and

(k)

subject to applicable law, the Company shall consult with the Agents as to the content and form of any press that mentions or makes reference to the Offering. In addition, any press release issued outside the United States announcing or otherwise referring to the Offering (except the Closing announcement) shall include an appropriate legend on each page as follows: “Not for distribution to U.S. news wire services or dissemination in the United States,” and any press release issued or disseminated in the United States, if any, shall comply with the requirements of Rule 135c of the U.S. Securities Act.

8.	Restrictions on Further Issuances and Sales.

8.1

Without the prior written consent of RBC, during the period commencing the date of this Agreement and ending on the day which is 120 days following the Closing Date, the Company will not, directly or indirectly, issue, offer, sell, contract to sell, grant any option or warrant to purchase, transfer, assign, pledge, secure or otherwise dispose of any Common Shares or financial instruments or any securities convertible into, or exercisable or exchangeable for any Common Shares, or make any short sale, engage in any hedging transaction or enter into any swap or other arrangement that has the effect of transferring, in whole or in part, any of the economic consequences of any of those securities, whether any such transaction described herein is to be settled by the delivery of Common Shares, other securities, cash or otherwise, or agree to do any of the foregoing, or announce any such intention to effect the foregoing (other than in connection with the completion of the Non-brokered private placement, the conversion or exchange of any securities of the Company outstanding as at the date hereof that are convertible or exchangeable for Common Shares or the completion of previously announced property acquisition transactions). Notwithstanding the foregoing restriction, the Company may (i) grant stock options pursuant to the Company’s stock option plan; and (ii) issue Common Shares upon the exercise of securities outstanding on the closing of the Offering (including stock options and warrants), provided that such Common Shares, if issued to John Bristow, Mark Bristow, Ronald Thiessen, David Copeland, Jeffrey Brenner, Jeffrey Mason, Rene Carrier, Scott Cousens and Douglas Silver or otherwise held by the Company will also be subject to the foregoing restrictions.

9.	Due Diligence.

9.1

Until the Closing Date, the Company shall at all times allow the Agents and their representatives to conduct all due diligence investigations, examinations and oral due diligence sessions which the Agents may reasonably require in order to fulfil their obligations as Agents. The Company agrees to use its best efforts to assist the Agents with their due diligence investigations. The Company will provide such information as to its financial condition, business, properties, title, assets and affairs (including any material contracts) as may reasonably be requested by the Agents, which information, if not in the public domain and if not included in any offering materials approved by the Company, will be kept confidential by the Agents, provided that the Agents shall have the right to disclose such confidential information to their professional advisers for legal, accounting and tax advice purposes and except as otherwise required by law.

9.2

The Company will provide to the Agents all corporate, financial and operating information and documentation regarding the Company, the Securities and the Offering, and will provide access to its senior management, facilities, employees, auditors, legal counsel and consultants, which are reasonably necessary and sufficient to allow the Agents to perform their services hereunder. Without restricting any of the foregoing, the Company will provide the Agents with copies of any forecasts and projections prepared by, or on behalf of the Company.

10.	Indemnity and Contribution.

10.1

The Company agrees to indemnify and save harmless the Agents, their affiliates and their respective directors, officers, employees, partners, agents, advisors and shareholders (collectively, the “Indemnified Parties” and individually, an “Indemnified Party”) from and against any and all losses, claims, actions, suits, proceedings, damages, liabilities or expenses of whatsoever nature or kind (excluding loss of profits), including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings, investigations or claims and the reasonable fees, disbursements and taxes of their counsel in connection with any action, suit, proceeding, investigation or claim that may be made or threatened against any Indemnified Party or in enforcing this indemnity (each a “Claim”, collectively, the “Claims”) to which an Indemnified Party may become subject or otherwise involved in any capacity insofar as the Claims relate to, are caused by, result from, arise out of or are based upon, directly or indirectly, the transaction contemplated hereby whether performed before or after the Company’s execution of this Agreement and to reimburse each Indemnified Party forthwith, upon demand, for any legal or other expenses reasonably incurred by such Indemnified Party in connection with any Claim.

10.2

The Company also agrees that no Indemnified Party shall have any liability (either direct or indirect, in contract, tort or otherwise) to the Company or any person asserting claims on the Company’s behalf or in right for or in connection with the transaction contemplated hereby, except to the extent that any losses, expenses, claims, actions, damages or liabilities incurred by the Company are determined by a court of competent jurisdiction in a final judgement that has become non-appealable to have resulted from the negligence or wilful misconduct of such Indemnified Party.

10.3

In the event and to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable determines that an Indemnified Party was negligent or guilty of wilful misconduct in connection with a Claim in respect of which the Company has advanced funds to the Indemnified Party pursuant to this indemnity, such Indemnified Party will reimburse such funds to the Company and thereafter this indemnity will not apply to such Indemnified Party in respect of such Claim. The Company agrees to waive any right the Company might have of first requiring the Indemnified Party to proceed against or enforce any other right, power, remedy or security or claim payment from any other person before claiming under this indemnity.

10.4

In case any action, suit, proceeding or claim is brought against an Indemnified Party or an Indemnified Party has received notice of the commencement of any investigation in respect of which indemnity may be sought against the Company, the Indemnified Party will give the Company prompt written notice of any such action, suit, proceeding, claim or investigation of which the Indemnified Party has knowledge and the Company will undertake the investigation and defence thereof on behalf of the Indemnified Party, including the prompt employment of counsel acceptable to the Indemnified Parties affected and the payment of all expenses. Failure by the Indemnified Party to so notify will not relieve the Company of its obligation of indemnification hereunder unless (and only to the extent that) such failure results in forfeiture by the Company of substantive rights or defences.

10.5

No admission of liability and no settlement, compromise or termination of any action, suit, proceeding, claim, or investigation will be made without the Company’s consent and the consent of the Indemnified Parties affected, such consents not to be unreasonably withheld. Notwithstanding that the Company will undertake the investigation and defence of any Claim, an Indemnified Party will have the right to employ separate counsel with respect to any Claim and participate in the defence thereof, but the fees and expenses of such counsel will be at the expense of the Indemnified Party unless:

	(i)	employment of such counsel has been authorized in writing by the Company;

	(ii)	the Company has not assumed the defence of the action within a reasonable period of time after receiving notice of the claim;

(iii)

the named parties to any such claim include both the Company and the Indemnified Party and the Indemnified Party will have been advised by counsel to the Indemnified Party that there may be a conflict of interest between the Company and the Indemnified Party; or

(iv)	there are one or more defences available to the Indemnified Party which are different from or in addition to those available to the Company;

in which case such fees and expenses of such counsel to the Indemnified Party will be for the Company’s account. The rights accorded to the Indemnified Parties hereunder will be in addition to any rights an Indemnified Party may have at common law or otherwise.

10.6

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or any person asserting claims on behalf of or in right of the Company for or in connection with the engagement except to the extent any losses, expenses, claims, actions, damages or liabilities incurred by the Company are determined by a court of competent jurisdiction in a final judgment that has become non-appealable to have resulted primarily from the negligence or willful misconduct of such Indemnified Party. The Company will not, without the Agents’ prior written consent, settle, compromise, consent to the entry of any judgement in or otherwise seek to terminate any action suit, proceeding, investigation or claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Party from any liabilities arising out of such action, suit, proceeding, investigation or claim.

10.7

The foregoing indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that such losses, expenses, claims, actions, damages or liabilities to which the Indemnified Party may be subject were primarily caused by the negligence or willful misconduct of the Indemnified Party.

10.8

The Company agrees to waive any right the Company may have of first requiring the Indemnified Party to proceed against or enforce any right, power, remedy or security or claim payment from any other person before claiming under this section.

10.9

If for any reason the foregoing indemnification is unavailable (other than in accordance with the terms hereof) to the Indemnified Parties (or any of them) or is insufficient to hold them harmless, the Company will contribute to the amount paid or payable by the Indemnified Parties as a result of such Claims in such proportion as is appropriate to reflect not only the relative benefits received by the Company or the Company’s shareholders on the one hand and the Indemnified Parties on the other, but also the relative fault of the parties and other equitable considerations which may be relevant. Notwithstanding the foregoing, the Company will in any event contribute to the amount paid or payable by the Indemnified Parties as a result of such Claim any amount in excess of the fees actually received by the Indemnified Parties hereunder.

10.10

The Company hereby constitutes each of the Agents to act as trustee for its respective Indemnified Parties of the Company’s covenants under this indemnity with respect to such persons and each of the Agents agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

10.11

The Company agrees to reimburse the Agents monthly for the time spent by the Agents’ respective personnel in connection with any Claim at their normal per diem rates. The Company also agrees that if any action, suit, proceeding or claim will be brought against, or an investigation commenced in respect of the Company or the Company and the Agents and personnel of the Agents will be required to testify, participate or respond in respect of or in connection with the transaction contemplated hereby, the Agents will have the right to employ their own counsel in connection therewith and the Company will reimburse the Agents monthly for the time spent by their respective personnel in connection therewith at their normal per diem rates together with such disbursements and reasonable out-of-pocket expenses as may be incurred, including fees and disbursements of Agents’ counsel.

11.	Conditions of Closing.

11.1

The obligations of the Agents and the Purchasers to deliver at the Closing Time executed Subscription Agreements, to complete the purchase of the Units and to perform all other obligations hereunder shall be conditional upon the Agents, in their sole discretion, being satisfied with the results of their due diligence investigations relating to the Company and its business and upon the fulfilment at or before the Closing Time of the following conditions, which conditions the Company covenants to use its reasonable best efforts to fulfil or cause to be fulfilled prior to the Closing Time:

(a)

the Company shall have taken all necessary corporate action (including board and, if required, shareholder approvals) to authorize and approve the execution and delivery of the Transaction Documents and the authorization and issuance of the Securities;

	(b)	the Company shall have obtained all requisite third party consents to proceed with the Offering;

(c)

the Company shall have obtained and fully complied with all relevant statutory and regulatory requirements required to be complied with prior to the Closing Time (including, without limitation, the regulatory requirements of the TSX-V) with respect to the issuance of the Securities;

	(d)	the Company shall have received the conditional approval by the TSX-V to proceed with the Offering and to issue the Securities, subject to the usual filing requirements of the TSX-V;

(e)

the Agents shall have received a certificate addressed to the Agents and to the Purchasers, dated as of the Closing Date, signed by two officers or directors of the Company as the Agents may accept, certifying on behalf of the Company to the effect that at the date thereof:

	(i)	since November 30, 2006, there has not been any event, occurrence or change that has had or could have a Material Adverse Effect;

	(ii)	the Company does not have any undisclosed contingent liability that is material to the Company on a consolidated basis;

(iii)

no event of default under any material agreement or instrument pursuant to which indebtedness of the Company has been created, and no event which with the giving of notice or the passage of time, or both, would constitute an event of default under any such agreement or instrument, has occurred and is continuing and no default under any agreement or instrument to which the Company is a party or subject will occur as a result of the issue, sale and distribution of the Securities, the entry into of the Transaction Documents, or the performance by the Company of its obligations hereunder and thereunder;

(iv)

there are no actions, suits, grievances, arbitration or alternative dispute resolution processes, inquiries or proceedings, whether on behalf of or against the Company pending or threatened against or affecting the Company at law or in equity, before or by any court or federal, provincial, state, municipal or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which may in any way have a Material Adverse Effect or which are material to the Company;

(v)

the representations and warranties of the Company contained herein and in the Subscription Agreements are true and correct and all the terms and conditions relating to the Company contained herein and therein and required to be performed and complied with by the Company by or at the Closing Time have been performed and complied with by the Company; and

(vi)

no order, halting, ceasing or suspending trading in securities of the Company or prohibiting the Offering or the issuance or distribution of any Securities of the Company has been issued and no proceedings for such purpose are pending or, to the knowledge of the Company, threatened;

(f)

the Agents shall have received an opinion, dated as of the Closing Date, of Canadian counsel to the Company addressed to the Agents and to the Purchasers in a form acceptable to the Agents and Agents’ counsel, acting reasonably;

(g)

if there are any Purchasers in the United States, the Agents shall have received an opinion, dated as of the Closing Date, of United States counsel to the Company addressed to the Agents, their counsel and to the Purchasers in a form acceptable to the Agents and Agents’ counsel, acting reasonably;

(h)	the Company shall have completed the Non-Brokered Private Placement and provided satisfactory evidence of same to the Agents acting reasonably;

(i)

the Agents shall have received copies of the Saxendrift Opinions and the Van Wyk Opinion in respect of title matters relating to the Material Properties, in a form acceptable to the Agents and Agents’ counsel, acting reasonably;

(j)	the Agents shall have received such additional documents in respect of the Offering as they may reasonably request; and

(k)

as at the Closing Time, all covenants, agreements and obligations of the Company hereunder and under the Subscription Agreements required to be performed or complied with on or before the Closing Time shall have been so performed or complied with and all conditions required to be complied with by the Company shall have been complied with.

In providing their opinions, counsel may, where appropriate, rely on the opinions of local counsel and, with respect to factual matters relevant to such opinions, may rely on certificates of officers of the Company, other certificates issued by regulatory agencies and letters issued by the Company’s transfer agent.

12.	Closing Procedures.

12.1

The Closing shall occur at the offices of Stikeman Elliott LLP in Toronto, Ontario at the Closing Time on each of the Closing Dates or at such other time or on such other date as the Company and the Agents may agree upon.

	(a)	At the Closing Time, the Company shall cause to be issued and delivered to the Agents on its own behalf and on behalf of the Purchasers:

(i)

to or to the direction of the Agents and without charge, certificates representing the Common Shares and the Warrants in such number and denomination and bearing the registration particulars as the Agents may, in writing, notify the Company prior to the Closing Time, and which shall in any case equal, in the aggregate, the total number of Common Shares and Warrants sold in the Offering;

		(ii)	the Broker Warrant Certificates;

		(iii)	the requisite legal opinions and certificates as contemplated in Section 11 hereof; and

(iv)	such further documentation as may be contemplated herein or as counsel to the Agents or the applicable Regulatory Authorities may reasonably require,

against receipt of a wire transfer (or bank draft or certified cheque) for the aggregate proceeds from the Offering, net of the aggregate amount of the Agency Fee (less the Selling Concession) and the Agents’ Expenses and such documentation as may be contemplated herein.

13.	Termination.

13.1

All terms and conditions set out in Section 11 herein shall be construed as conditions and any breach or failure by the Company to comply with any such conditions in favour of the Agents shall entitle the Agents to terminate their obligations under this agreement by written notice to that effect given to the Company prior to the Closing Time. The Company shall use its reasonable best efforts to cause all conditions in this agreement to be satisfied. It is understood that the Agents may waive in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to their rights in respect of any subsequent breach or non- compliance, provided that to be binding on the Agents, any such waiver or extension must be in writing.

13.2	If at any time prior to the Closing Time:

(a)

there shall have occurred (i) any material change, (ii) a change in a material fact, (iii) the development of any material fact or (iv) the Agents become aware of any undisclosed material fact that, in the opinion of the Agents (or any of them) acting reasonably and in good faith, adversely affects or could reasonably be expected to adversely affect the market price or value of the Units;

(b)

there shall have occurred any change in the Securities Laws, or any inquiry, investigation or other proceeding is announced, instituted or threatened or any order is made or issued under or pursuant to any statute of Canada or the Qualifying Jurisdictions or any policy, rule, regulation or order of the TSX-V in relation to the Company or any of its securities, which, in the opinion of the Agents (or any of them), acting reasonably and in good faith, prevents or restricts the distribution of the Units or adversely affects or might reasonably be expected to adversely affect the market price or value of the Units;

(c) the state of the financial markets in Canada is such that, in the opinion of the Agents (or any of them) acting reasonably and in good faith, the Units cannot be marketed successfully or profitably;

(d)

if there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence including any act of terrorism, war or like event or any law or regulation, which, in the opinion of the Agents (or any of them), acting reasonably and in good faith, might reasonably be expected to affect the market price or value of the Units;

(e)

a cease trading order is made under any of the Securities Laws by any other competent authority by reason of the fault of the Company or its directors, officers and agents and such cease trading order is not rescinded within forty-eight (48) hours; or

(f)

the Agents (or any of them) are not satisfied, in their sole discretion, with the results of their legal, business and financial due diligence investigations of the Company, its business, operations and financial and market conditions at the Closing Time, each such Agent shall be entitled, at its option, to terminate and cancel its obligations to the Company under this Agreement by written notice to that effect given to the Company at the address shown in Section 16.2 prior to the Closing Time. In the event of any such termination, the Company’s obligations under this Agreement to such Agent shall be at an end, except for any liability of the Company with respect to the expenses of the Agents and the indemnity and contribution provisions hereof which shall survive any termination of this Offering or this Agreement.

13.3

The rights of termination contained in this Section 13 are in addition to any other rights or remedies the Agents may have in respect of any default, misrepresentation, act or failure to act of the Company in respect of any matters contemplated by this Agreement.

14.	Agents’ Representations and Warranties.

14.1	Each of the Agents, singly and severally, represent and warrant to the Company as follows:

(a) it has complied and will comply with all Securities Laws applicable to the Offering;

(b)

it has not and will not directly or indirectly, offer, sell or deliver any Units to any person in any jurisdiction other than in the Qualifying Jurisdictions, except in a manner which is exempt from registration and prospectus requirements under applicable securities laws and which does not require the Company to file a prospectus or register any of its securities or to comply with ongoing filing or disclosure or other similar requirements;

(c)

it will obtain from each Purchaser of Units an executed Subscription Agreement and all other applicable forms, reports, undertakings and documentation required under the applicable Securities Laws or required by the Company, acting reasonably; and

(d)

the Company and the Agent acknowledge that the Units and the underlying securities have not been and will not be registered under the U.S. Securities Act or any state securities laws and may be offered and sold only in transactions exempt from or not subject to the registration requirements of the U.S. Securities Act. The Company and the Agents agree that any sales and purchases of the Units in the United States: (i) will be made in accordance with Schedule “A” (which schedule is incorporated into and forms part of this Agreement); (ii) will be conducted in such a manner so as not to require registration thereof or the filing of a prospectus or an offering memorandum with respect thereto under the U.S. Securities Act; and (iii) will be conducted through an affiliate of each Agent duly registered with the SEC and in compliance with U.S. Securities Laws;

In connection with the offer and sale of the Units to persons in the United Kingdom, the Company and the Agents covenant that no offer or sale of the Units will be made or communicated to any person in the United Kingdom except to a person who is both (i) a person of the kind described in Section 86(1)(a) of the Financial Services and Markets Act 2000 (“FSMA”) who if acting on behalf of any beneficial purchaser is doing so in circumstances where Section 86(2) FSMA applies and (ii) a person falling within Article 19 of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005.

15.	Use of Affiliates.

15.1

In performing its responsibilities under this Agreement, each of the Agents may utilize the services of its affiliates provided that each Agent will be responsible to ensure that its affiliates comply with the terms of this Agreement. For the purposes of this Agreement, the term “Agents” will include such affiliates.

16.	Advertisements.

16.1

The Company agrees that until the Closing, any press release to be issued in connection with the Offering or in connection with any technical report or material change in technical information in respect of any property of the Company or its subsidiaries shall be subject to RBC’s review and comment prior to release and shall include acceptable legending.

16.2

The Company agrees, if requested by the Agents, to include a reference to the Agents and their role in any press release or other public communication issued by the Company with respect to the Offering. If the Offering is successfully completed, and provided the Agents are not in breach of any material provision hereof, the Agents will be permitted to publish, at their own expense, such advertisements or announcements relating to the services provided hereunder in such newspaper or other publications as the Agents consider appropriate.

17.	Further Financings.

17.1

Subject to section 19 hereof, should the Company undertake a dealer led equity financing (including either a brokered private placement or public offering of Common Shares and/or securities convertible into Common Shares) in the 12 months following the closing of the Offering, RBC will have a 5 day right of first refusal to be engaged to lead such a financing and, where reasonably practicable, will be granted a minimum economic participation of 70% in such a financing. Terms for such an engagement shall be negotiated in good faith among the Company and RBC and shall be in accordance with market practice. In order to trigger the 5 day election period, the Company must provide RBC with written notice of the terms of the financing it proposes to effect and unless RBC agrees to these terms within the 5 day period by written acceptance to the Company, the Company shall have 120 days during which to offer the same terms ( or terms no less favourable to the Company) to any third party and must complete the proposed financing within the 120 day period. If the Company successfully completes the financing of which RBC was notified within said period, then RBC’s right of first refusal shall for all purposes lapse however if the proposed financing is not completed and on terms no less favourable to the Company than were offered to RBC, then RBC’s right of first refusal shall remain in effect for the duration of the 12 month period.

18.	Admission to AIM.

18.1

Should the Company choose to be admitted to trading on AIM, the junior market operated by the London Stock Exchange, within 12 months of the date of this agreement, the Company agrees to appoint RBC as Nominated Adviser and Broker for such transaction, provided that the Offering has been completed. Terms for such an engagement shall be negotiated in good faith among the Company and RBC and shall be in accordance with market practice.

19.	JSE Listing Financing.

19.1

Notwithstanding any other provision set forth herein, RBC and the Agents acknowledge and agree that the Company is proposing to effect an inward listing of its Common Shares on the Johannesburg Stock Exchange (the “JSE Listing”) and as part of the JSE Listing may complete an equity financing transaction (the “JSE Listing Financing”) by way of private placement or public offering involving Common Shares or securities convertible into Common Shares. Accordingly, none of the provisions contained in this agreement (including, without limitation, sections 8 and 17) shall be applicable in any way whatsoever with respect to the JSE Listing Financing or restrict the Company in any way whatsoever with respect to the JSE Listing Financing, except that the amount of the JSE Listing Financing shall not exceed CDN$10 million in the event that the JSE Listing Financing is completed within the 120 day period contemplated under section 8 above. RBC may waive the CDN$10m limit (or the 120 day time limit) in the event that the Company makes representation to RBC for this amount to be increased on the basis of a Use of

Proceeds document which shall be submitted to RBC. The request to waive this limit shall not unreasonably be withheld by RBC.

20.	Miscellaneous.

20.1

All representations and warranties contained herein and all of the covenants and agreements of the Company herein, to the extent that they are required to be performed on or before Closing, shall be construed as conditions and any material breach or failure to comply with any thereof shall entitle the Agents, in addition to and not in lieu of any other remedies the Agents have in respect thereof, to terminate any obligation to purchase the Units by written notice to that effect given to the Company prior to the Closing Time. It is understood that the Agents may waive in whole or in part or extend the time for compliance with any of such terms and conditions without prejudice to their rights in respect of any other of such terms and conditions or any other subsequent breach or non-compliance, provided that to be binding on the Agents any such waiver or extension must be in writing.

20.2	Any notice or other communication under this Agreement shall be given in writing and either delivered or faxed to the party to receive such notice at the address or facsimile numbers indicated below:

(a) to the Company at:
1020 – 800 West Pender Street
Vancouver, British Columbia V6C 2V6

Attention:	Mr. Scott Cousens

Facsimile:	(604) 684-8092

with a copy to:

Lang Michener LLP
P.O. Box 1500 Royal Centre P.O. Box 11117
1055 West Georgia Street
Vancouver, British Columbia V6E 4N7

Attention:	Mr. Bernhard Zinkhofer

Facsimile:	(604) 893-2395

(b)	to RBC, on behalf of the Agents:
Royal Bank of Canada Europe Limited
Thames Court
One Queenhithe
London, EC4V 4DE

Attention:	Mr. Patrick Meier

Facsimile:	44 (0)20 7029 7924

with a copy to:
Stikeman Elliott LLP
Dauntsey House
4B Frederick’s Place
London, EC2R 8AB

Attention:	Mr. Derek Linfield
Facsimile:	44 (0)20 7367 0160

or such other address or facsimile number as such party may hereafter designate by notice in writing to the other party. If a notice is delivered, it shall be effective from the date of delivery and if such notice is faxed (with receipt confirmation), it shall be effective on the business day following the date such notice is faxed.

20.3	Time is of the essence of this Agreement.

20.4

The representations, warranties, covenants and other agreements herein contained shall survive the Closing Date and shall continue in full force and effect unaffected by any subsequent disposition by the Purchasers of the Units for a period of two (2) years after the Closing Date. The Agents shall not be limited or prejudiced by any investigation made by or on behalf of the Agents in the course of the Offering. Without limitation of the foregoing, the provisions contained in this Agreement in any way related to the indemnification or the contribution obligations shall survive and continue in full force and effect, indefinitely.

20.5

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same instrument. The party sending the facsimile transmission will forthwith thereafter deliver the original signed counterpart to the other party, however, failure to so deliver the original signed counterpart shall not invalidate this Agreement.

20.6

The provisions herein contained constitute the entire agreement between the parties and, subject to the following sentence, supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof whether verbal or written.

20.7

If any provision of this Agreement is determined to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

20.8

This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or related hereto.

     If the foregoing Agency Agreement is in accordance with your understanding, will you please confirm your acceptance by signing the enclosed copy in the place indicated and by returning the same to us.

Yours very truly,

RBC DOMINION SECURITIES INC.
By: ___________________________________________
Authorized Signing Officer

CANACCORD CAPITAL CORPORATION
By: ___________________________________________
Authorized Signing Officer

     The foregoing is in accordance with our understanding and is accepted and agreed to by as of the _____day of May, 2007.

ROCKWELL VENTURES INC.

By: ___________________________________________
Authorized Signing Officer

EXECUTION VERSION

SCHEDULE “A”

TERMS AND CONDITIONS FOR
UNITED STATES OFFERS AND SALES

This is Schedule “A” to the Agency Agreement among
Rockwell Ventures Inc., RBC Dominion Securities Inc. and
Canaccord Capital Corporation made as of May 9, 2007.

     As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meanings ascribed to thereto in the agency agreement to which this Schedule “A” is annexed and the following terms shall have the meanings indicated:

“Directed Selling Efforts” means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Units and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Units;

“Foreign Issuer” shall have the meaning ascribed thereto in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule “A”, it means any issuer which is i) a foreign government; ii) a national of any foreign country; or iii) a corporation or other organization incorporated or organized under the laws of any foreign country;

“Foreign Private Issuer” means any Foreign Issuer other than a foreign government except an issuer meeting the following conditions: i) more than 50 percent of the issuer's outstanding voting securities are directly or indirectly held of record by residents of the United States; and ii) any of the following: 1. the majority of the executive officers or directors of the issuer are United States citizens or residents, or 2. more than 50 percent of the assets of the issuer are located in the United States, or 3. the business of the issuer is administered principally in the United States;49

“General Solicitation or General Advertising” means “general solicitation” or “general advertising” as used in Rule 502(c) under the U.S. Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by “general solicitation” or “general advertising”;

“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

“Rule 144A” means Rule 144A adopted by the SEC under the U.S. Securities Act;

“SEC” means the United States Securities and Exchange Commission;

“Selling Firm” means the dealers and brokers other than the Agents who participate in the offer and sale of the Units pursuant to the Agreement to which this Schedule “A” is attached;

“Substantial U.S. Market Interest” means substantial U.S. market interest as that term is defined in Regulation S;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“U.S. Placement Agent” means, in the case of RBC Dominion Securities Inc. and Canaccord Capital Corporation, their respectively duly registered broker-dealer affiliates in the United States; and

“U.S. Subscription Agreement” means the subscription agreement to be entered into between the Company and each United States Purchaser.

All other capitalized terms used but not otherwise defined in this Schedule “A” shall have the meanings assigned to them in the Agency Agreement to which this Schedule “A” is attached.

Representations, Warranties and Covenants of the Agents

     Each Agent severally but not jointly acknowledges that the Units have not been and will not be registered under the U.S. Securities Act and may not be offered or sold within the United States, except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. Accordingly, each Agent severally but not jointly represents, warrants and covenants to the Company that:

1.

it has not offered and sold, and will not offer and sell, any Units forming part of its allotment except (a) in an offshore transaction in accordance with Rule 903 of Regulation S or (b) in the United States to persons reasonably believed to be Institutional Accredited Investors in accordance with another exemption from the registration requirements of the U.S. Securities Act;

2.

neither the Agent, its U.S. Placement Agent, nor any person acting on its or their behalf, has made or will make (except as permitted in paragraphs 3 through 7 below) (a) any offer to sell, or any solicitation of an offer to buy, any Units to any person in the United States, (b) any sale of Units to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, or the Agent reasonably believed that such purchaser was outside the United States, or (c) any Directed Selling Efforts in the United States with respect to the Units;

3.

it has not entered and will not enter into any contractual arrangement with respect to the distribution of the Units, except with its U.S. Placement Agent, any Selling Firm members or with the prior written consent of the Company. It shall require each Selling Firm member to agree, for the benefit of the Company, to comply with, and shall use its best efforts to ensure that each Selling Firm member complies with, the same provisions of this Schedule “A” as apply to such Agent as if such provisions applied to such Selling Firm member;

4.

All offers of the Units in the United States shall be made through the Agent’s U.S. Placement Agent in compliance with all applicable United States broker-dealer requirements; each such U.S. Placement Agent is a duly registered broker-dealer with the SEC and is a member in good standing with the National Association of Securities Dealers, Inc.;

5.

offers of the Units in the United States by the Agent or its U.S. Placement Agent shall not be made by (a) any form of General Solicitation or General Advertising or (b) in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

6.

offers to sell and solicitations of offers to buy the Units shall be made in accordance with an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws to persons reasonably believed to be Institutional Accredited Investors which persons each execute and deliver to the Company, the Agents and their U.S. Placement Agents a U.S. Subscription Agreement; and

7.

at closing, each Agent, together with its U.S. Placement Agents offering to sell or soliciting offers to buy Units in the United States, will provide a certificate, substantially in the form of Exhibit “A” to this Schedule “A” relating to the manner of the offer and sale of the Units in the United States or will be deemed to have represented that neither it nor its U.S. Placement Agents has offered to sell or solicited offers to buy Units in the United States.

Representations, Warranties and Covenants of the Company

The Company represents, warrants, covenants and agrees that:

8.	the Company is a Foreign Private Issuer and reasonably believes that there is no Substantial U.S. Market Interest in the Common Shares, Warrants or Warrant Shares;

9.

the Company shall make available to each United States Purchaser of the Units at a reasonable time prior to the purchase of the Units the opportunity to ask questions and receive answers from representatives of the Company concerning the terms and conditions of the offering of the Units and to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense;

10.

the Company is not now and as a result of the sale of the Units contemplated hereby will not be required to be registered as an “investment company”, under the United States Investment Company Act of 1940, as amended;

11.	the Company will, within the prescribed time periods, prepare and file any forms or notices required under the U.S. Securities Act or any state securities laws in connection with the sale of Units;

12.

except with respect to offers and sales to Institutional Accredited Investors in reliance upon an exemption from registration available under Section 4(2) of the U.S. Securities Act, neither the Company nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, the U.S. Placement Agents, their respective affiliates or any person acting on their behalf, in respect of which no representation is made), has made or will make: (a) any offer to sell, or any solicitation of an offer to buy, any Units to a person in the United States; or (b) any sale of Units unless, at the time the buy order was or will have been originated, (i) the purchaser is outside the United States or (ii) the Company, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States;

13.

during the period in which the Units are offered for sale, neither it nor any of its affiliates, nor any person acting on its or their behalf (other than the Agents, the U.S. Placement Agents, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has engaged in or will engage in any Directed Selling Efforts in the United States or has taken or will take any action that would cause the exemption afforded by Section 4(2) of the U.S. Securities Act to be unavailable for offers and sales of the Units in the United States in accordance with this Schedule “A”, or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sale of the Units outside the United States;

14.

none of the Company, any of its affiliates or any person acting on its or their behalf (other than the Agents, the U.S. Placement Agents, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, any Units in the United States by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act;

15.	the Company warrants and agrees that it will notify its transfer agent as soon as practicable upon it becoming a “domestic issuer” (as that term is defined in Regulation S);

16.

for so long as any of the Securities are outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act, and if the Company is not subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the U.S. Exchange Act or exempt from such reporting requirements pursuant to Rule 12g3-2(b) thereunder, the Company will provide to any holder of such Securities, or to any prospective purchaser of such Securities designated by such holder, upon the request of such holder or prospective purchaser, at or prior to the time of resale, the information required to be provided by Rule 144A(d)(4); and

17.

except with respect to the offer and sale of the Units offered hereby, the Company has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States in a manner that would be integrated with the offer and sale of the Units and would cause the applicable exemptions from registration to become unavailable with respect to the offer and sale of the Units.

EXHIBIT “A”
AGENTS’ CERTIFICATE

In connection with the private placement in the United States of units (the “Securities”) of Rockwell Ventures Inc. (the “Company”) to one or more U.S. institutional investors, the undersigned [name of Agent], and [name of U.S. broker-dealer affiliate of Agent], who has signed below in its capacity as placement agent in United States (the “U.S. Placement Agent”), do hereby certify that:

(a)

the U.S. Placement Agent is a duly registered broker-dealer with the United States Securities and Exchange Commission is a member of, and in good standing with the National Association of Securities Dealers, Inc. on the date hereof, and all offers and sales of the Securities in the United States have been and will be effected by the U.S. Placement Agent in accordance with all U.S. broker-dealer requirements;

(b)

all offers of Securities by us within the United States were made to offerees that we had reasonable grounds to believe, and did believe, were Institutional Accredited Investors (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the U.S. Securities Act) and prior to any sale to an Institutional Accredited Investor, we obtained from the offeree a signed U.S. Subscription Agreement;

(c)

neither we nor our representatives have utilized, and neither we nor our representatives will utilize, any form of general solicitation or general advertising (as those terms are used in Regulation D) under the U.S. Securities Act; and

(d)	the offering of the Securities in the United States has been conducted by us in accordance with the terms of the Agency Agreement.

Terms used in this certificate have the meanings given to them in the Agency Agreement unless otherwise defined herein.

Dated this ____________day of _________, 2007.

[AGENT]	[U.S. PLACEMENT AGENT]

By: _______________________________________________	By: _______________________________________________
Name:	Name:
Title:	Title:

SCHEDULE “B”

Additional Common Share issuable by the Company as at May 9, 2007

Durnpike Acquisition settled, Finders Fee paid (on inward listing or 9 months)

		Payment	Currency	Amount
Durnpike Acquisition	Vendors	Shares	ZAR	34,000,000
Galputs Acquisition	Vendors	Shares	ZAR	9,000,000
Finders Fee	Ruby Advisory	Shares	ZAR	8,500,000

Put/Call

Acquisition of additional 23% interest in HC van Wyk Diamonds Option

		Payment	Currency	Amount
HC Van Wyk Portion	HC Van Wyk Family	Shares	ZAR	60,000,000
	Trust

Midamines payment to the Vendors, Finders Fee payment

Minimum		Payment	Currency	Amount
Midamines	Vendors	Shares	USD	13,000,000
Finders Fee	Ruby Advisory	Shares	USD	650,000

or

Minimum		Payment	Currency	Amount
Midamines	Vendors	Shares	USD	26,000,000
(maximum)
Finders Fee	Ruby Advisory	Shares	USD	1,300,000

ROCKWELL VENTURES INC.
SUBSCRIPTION AGREEMENT
For Subscribers Resident in the United States

TO:	ROCKWELL VENTURES INC.
AND TO:	RBC DOMINION SECURITIES INC. and CANACCORD CAPITAL CORPORATION, RBC
CAPITAL MARKETS CORPORATION and CANACCORD ADAMS INC.

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Rockwell Ventures Inc. (the “Corporation”) that number of units of the Corporation (the “Units”) set out below at a price of $0.52 per Unit (the “Subscription Price”), on and subject to the terms and conditions attached to and forming part of this subscription agreement (the “Agreement”).

Subscriber Signature	Number of Units:

(Name of Subscriber - please print)	Aggregate Subscription Price: $
By:
(Authorized Signature)
Beneficial Subscriber Information

(Official Capacity or Title - please print)	If the Subscriber is signing as agent for a principal and is not a trust company or a portfolio manager, in either case,
purchasing as trustee or agent for accounts fully managed
Please print name of individual whose signature appears	by it, complete the following and ensure that Schedule B is
above if different than the name of the Subscriber printed	completed on behalf of such principal:
above.)

Subscriber Information
(Name of Principal)

(Subscriber’s Address)
(Principal's address)

(Telephone Number)	(Telephone Number)

(Fax Number)	(Fax Number)

(Email Address)	(Email Address)
Number of Common Shares currently owned:

Register the Units as set forth below:	Deliver the Units as set forth below:
[ ] Same as Registered Address (otherwise complete below)

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address)

(Phone Number and Email Address)

Subscriber Information	Subscriber Information

(1) The Subscriber, if not an individual, either:	(3) The Subscriber either: [CHECK APPROPRIATE]
[CHECK APPROPRIATE]
____ IS AN INSIDER of the Corporation, as defined
_____ has previously filed with the TSX Venture	in the TSX Venture Exchange policies, namely:
Exchange a Form 4C, Corporate Placee	(i) a director or senior officer of the Corporation;
Registration Form, and represents and	(ii) a director or senior officer of a company that is an
warrants that there has been no change to any	Insider or subsidiary of the Corporation;
of the information in the Form 4C previously	(iii) a person that beneficially owns or controls,
filed with the TSX Venture Exchange up to the	directly or indirectly, voting shares carrying
date of this Agreement;	more than 10% of the voting rights attached to
all outstanding voting shares of the Corporation;
OR	(iv) the Corporation itself, if it holds any of its own
securities;
_____ hereby delivers to the Corporation a duly
signed and completed Form 4C Corporate	OR
Placee Registration Form, in the form attached
hereto as Schedule “B” for filing with the TSX	IS NOT AN INSIDER of the Corporation
Venture Exchange.

(2) The Subscriber either: [CHECK APPROPRIATE]	(4) After the purchase of Securities subscribed for
under this Agreement, the Subscriber either: [CHECK
_____ owns directly or indirectly, or exercises control	APPROPRIATE]
or direction over, NO common shares or
securities convertible into common shares in	_____WILL BENEFICIALLY OWN or control more
the capital of the Corporation (excluding	than 5% of the post-Closing outstanding
Common Shares or securities exchangeable for	Common Shares of the Corporation;
Common Shares subscribed for herein);
OR
OR
_____WILL NOT BENEFICIALLY OWN or control
_____ owns directly or indirectly, or exercised	more than 5% of the post-Closing outstanding
control or direction over [fill in	Common Shares of the Corporation.
number] Common Shares and convertible
securities entitling the Subscriber to acquire an
additional [fill in number]
Common Shares in the capital of the
Corporation (excluding Securities
exchangeable for Common Shares subscribed
for herein).

HAVE YOU COMPLETED THIS SUBSCRIPTION AGREEMENT PROPERLY?

The following items in this Subscription Agreement must be completed. Please initial each applicable box. If the Subscriber is acting on behalf of more than one disclosed principal, a separate subscription agreement must be completed for each disclosed principal.

All Subscribers

All Subscriber information in the boxes on the previous pages.

The TSX Venture Exchange Form 4C in Schedule “B”.

Schedule “C” indicating which category is applicable.

You may not change any part of this agreement without the consent of the Corporation.

TO BE COMPLETED BY THE CORPORATION

The Corporation accepts the subscription on the terms and conditions of this Agreement, including the attached “Terms and Conditions of Subscription”, for the following number of
Units: __________________________

Date: __________________________
ROCKWELL VENTURES INC.

By: __________________________

Authorized Signing Officer
__________________________
Official Capacity or Title
Subscription No: ______________

Terms and Conditions of Subscription

Terms of the Offering

Each unit (each, a “Unit”) is comprised of (i) one common share of the Corporation (each, a “Common Share”) and (ii) one common share purchase warrant of the Corporation (each, a “Warrant”). Each Warrant entitles the holder to acquire, on payment of $0.70 , one Common Share (each, an “Underlying Share”). A Warrant may be exercised at any time during the 24 month period starting on the date the Units are issued. As used in this Agreement, “Securities” means the Common Shares and Warrants comprising the Units and Underlying Shares, collectively or individually, as the context requires.

The Corporation intends to sell up to $50 million of Units (the “Offering”) pursuant to the terms of an agency agreement (the “Agency Agreement”) to be entered into between RBC

Dominion Securities Inc. (“RBC”) and Canaccord Capital Corporation (collectively, the “Agents”) and also intends to sell $10 million of Units pursuant to a non-brokered private placement on the same terms as the Offering. The Offering is being made by the Agents on a “best efforts” private placement basis without underwriting liability. The brokered offering is subject to a condition, which may be waived at the option of the Agents, that the non-brokered private placement close concurrently with the Offering.

The Securities will be offered in Canada, the United Kingdom and the United States through the Agents and its broker dealer affiliates, and in certain other jurisdictions as contemplated by the Agency Agreement.

The specific attributes of the Warrants will be set forth in the Warrant certificates.

The net proceeds from the Offering will be released to the Corporation on the Closing Date.

The Agent(s) will receive from the Corporation a fee equal to 6% of the aggregate gross proceeds of the Offering payable upon completion of the purchase from the Corporation of the Securities and, subject to the terms of the Agency, will be entitled to reimbursement of certain of its expenses incurred in connection with the Offering.

The Agents will also receive broker warrants (“Broker Warrants“) which will entitle the Agents to purchase, at $0.52 per Common Share, up to that number of Common Shares equal to 6% of the number of Units sold pursuant to the Offering, which Broker Warrants will be exercisable at any time prior to 5:00 p.m. (Vancouver time) on the date which is 24 months following the Closing Date.

Closing

     The completion of the offer, sale and issuance of the Securities as contemplated by this Agreement (the “Closing”) will occur on or about May 8, 2007 at 9:00 a.m. or such other date and time as may be determined by the Corporation and the Agents (the “Closing Date” and the “Time of Closing”, respectively), subject to satisfaction or waiver by the relevant party of the conditions of closing.

Conditions of Closing

     The Subscriber, on its own behalf and on behalf of any disclosed principal for whom the Subscriber is contracting under this Agreement (a “Disclosed Beneficial Subscriber”), acknowledges that the offer, sale and issuance of the Securities as contemplated by this Agreement is subject to, among other things, the following conditions being fulfilled or performed on or before the Time of Closing, which conditions are for the exclusive benefit of the Corporation and may be waived, in whole or in part, by the Corporation in its sole discretion:

The Subscriber delivering to the Agents not later than 5:00 p.m. (Toronto time) on the day that is two business days before the Closing Date at RBC’s office at:

RBC Dominion Securities Inc.
200 Bay Street
Royal Bank Plaza
South Tower, 4th Floor
Toronto, Ontario M4S 2J8
Attention: Carol Grecco
Tel: 416-842-5343
Fax: 416-842-7650

(i)	One fully completed and duly executed copy of this Agreement, including Schedules B and C and all other documentation contemplated by this Agreement;

(ii)

A certified cheque, bank draft or evidence of completed wire transfer to RBC (as per the wire instructions below), representing the aggregate Subscription Price payable for the Securities subscribed for by the Subscriber:

Payment made to:	Royal Bank of Canada
Address:	200 Bay Street, Toronto, Ontario M5J 2W7
Swift Code:	ROYCCAT2
Bank #:	003
Transit#:	00002
Account #:	0007997 (RBC Dominion Securities)
Beneficiary:	Client A/C Reference: Carol Grecco

The Corporation accepting the Subscriber’s subscription, in whole or in part;

The offer, sale and issuance of the Securities being exempt from the prospectus and registration requirements of Applicable Securities Laws. As used in this Agreement, “Applicable Securities Laws” means any and all securities laws including, statutes, rules, regulations, by-laws, policies, guidelines, orders, decisions, rulings and awards, applicable in the jurisdictions in which the Securities will be offered, sold and issued;

The Subscriber executing and delivering to the Corporation all reports, undertakings or other documents required under Applicable Securities Laws in connection with the offer, sale and issuance of the Securities to the Subscriber;

The Corporation obtaining all orders, permits, approvals, waivers, consents, licenses or similar authorizations of Regulators necessary to complete the offer, sale and issuance of the Securities. As used in this Agreement, “Regulator” means (i) any governmental or public entity department, court, commission, board, bureau, agency or instrumentality, (ii) any quasi-governmental, self regulatory or private body exercising any regulatory authority and (iii) any stock exchange;

The closing conditions contained in the Agency Agreement being satisfied or waived by the relevant party; and

The representations and warranties of the Subscriber having been true and correct as of the date of this Agreement and being true and correct at the Time of Closing.

Acknowledgments of the Subscriber

     The Subscriber, on its own behalf and, if applicable, on behalf of any Disclosed Beneficial Subscriber, acknowledges that:

AN INVESTMENT IN THE UNITS IS SPECULATIVE AND NOT WITHOUT RISK AND THE SUBSCRIBER (AND ANY DISCLOSED BENEFICIAL SUBSCRIBER) MAY LOSE ITS ENTIRE INVESTMENT;

The Corporation may complete additional financings in the future in order to develop the business of the Corporation and fund its ongoing development, and such future financings may have a dilutive effect on current securityholders of the Corporation, including the Subscriber but there is no assurance that such financing will be available, on reasonable terms or at all, and if not available, the Corporation may be unable to fund its ongoing development;

The Corporation has the right to accept or reject the Subscriber’s subscription in whole or in part. If the subscription is rejected in whole or in part all or a portion of the purchase price, as the case may be, will be promptly delivered to the Subscriber, without interest;

The Subscriber is not relying upon the Agents to conduct any due diligence investigation on behalf of the Subscriber concerning the Corporation’s business, financial position, condition or prospects;

The offer, sale and issuance of the Securities is exempt from the prospectus and registration requirements of Applicable Securities Laws and, as a result: (i) the Subscriber may not receive information that would otherwise be required under Applicable Securities Laws or be contained in a prospectus prepared in accordance with Applicable Securities Laws, (ii) the Subscriber is restricted from using most of the protections, rights and remedies available under Applicable Securities Laws, including statutory rights of rescission or damages, and (iii) the Corporation is relieved from certain obligations that would otherwise apply under Applicable Securities Laws;

No prospectus has been filed with any Regulator in connection with the Offering and no Regulator (including without limitation, the United States Securities and Exchange Commission or any state securities commission) has made any finding or determination as to the merit for investment in, or made any recommendation or endorsement with respect to, the Securities;

The offer and sale of the Securities by the Corporation to the Subscriber have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and the Securities may not be offered or sold in the United States or to a U.S. Person (as defined in Rule 902 of Regulation S under the U.S. Securities Act) except in compliance with the requirements of an exemption from registration under the U.S. Securities Act and any applicable state securities laws and that the Securities are being offered and sold by the Corporation to a limited number of Institutional Accredited Investors (as defined in Schedule “C” hereto), including the Subscriber, that execute and deliver this Agreement and make the representations and warranties herein and as set forth in Schedule “C” in transactions not requiring registration under the U.S. Securities Act; accordingly, there are substantial restrictions on the transferability of the Securities by the Subscriber;

As a condition of the purchase of the Securities, the Subscriber will be required to, among other things, execute and deliver to or as directed by the Corporation, this Subscription Agreement, including the United States Institutional Accredited Investor Certificate attached as Schedule “C” to this Subscription Agreement;

Any information concerning the Corporation available in its public record (meaning information which has been publicly filed at www.SEDAR.com by the Corporation pursuant to a requirement under Applicable Securities Laws (the “Public Record”)) obtained by the Subscriber is without independent investigation or verification by the Agents. The Agents and its respective directors, officers, employees, agents and representatives are not responsible for the preparation of any documents in the Public Record and have not and will not confirm (i) the accuracy or adequacy of any information contained in the Public Record, or (ii) whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under Applicable Securities Laws has been disclosed or filed;

The purchase of Units forms part of a larger issuance and sale by the Corporation of up to $50 million of Units as well as an additional $10 million of Units on a non-brokered private placement basis;

This Agreement sets out the principal terms and conditions of the Subscriber’s purchase of Units which can be modified by agreement between the Agents and the Corporation;

The Corporation may be required to disclose to Regulators the name and address of the beneficial purchasers of the Units, the number of Units purchased and the purchase price for such Units;

The Securities are being offered on a “private placement” basis. The Warrants are not and will not be listed on any stock exchange and will be subject to resale restrictions under Applicable Securities Laws. The Common Shares and the Underlying Shares will be listed and quoted for trading on the facilities of the TSX Venture Exchange (the “Exchange”) and will be subject to resale restrictions under Applicable Securities Laws and the rules of the Exchange, and the Corporation may make a notation on its records or give instructions to any transfer agent of the Common Shares in order to implement such resale restrictions;

The certificates representing the Common Shares, the Warrants and the Underlying Shares (and any replacement certificate issued prior to the expiration of the applicable hold periods), or ownership statements issued under a direct registration system or other electronic book-entry system, will bear a legend in accordance with Applicable Securities Laws;

Until the expiry of the hold periods, the Common Shares and Underlying Shares can not be traded through the facilities of the Exchange since the certificates representing the Common Shares and Underlying Shares are not freely transferable and consequently are not “good delivery” in settlement of transactions on the Exchange. The Exchange would deem the Subscriber to be responsible for any loss incurred on a sale made by the Subscriber in the Units;

The costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Units by the Subscriber shall be borne by the Subscriber;

The Subscriber acknowledges that the Agents will receive from the Corporation a commission in connection with the sale of the Units and that the Agents assume no responsibility or liability of any nature whatsoever for any information upon which the Subscriber’s decision to purchase the Units was made, or as to whether all information concerning the Corporation or required to be disclosed by the Corporation or has been generally disclosed and that the Agents have not engaged in any independent investigation or verification with respect to the accuracy or completeness of any of the representations or warranties of the Corporation set forth in this Agreement;

The Units may not be sold in Canada or to Canadian residents unless the sale is made pursuant to an available exemption from the prospectus and registration requirements under the securities legislation in the Canadian purchaser’s province or territory of residence or the required “hold” period under Canadian securities legislation has expired since the acquisition by it of the Units to be sold;

The Corporation (i) is under no obligation to be or to remain a “foreign issuer”, as such term is defined in the U.S. Securities Act, (ii) may not, at the time the Subscriber sells the Units or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions which could cause the Corporation not to be a foreign issuer. If the Corporation is not a foreign issuer at the time of any sale pursuant to Rule 904 of Regulation S adopted by the United States Securities and Exchange Commission (the “SEC”), the certificate delivered to the buyer may continue to bear the applicable legend;

The certificates representing the Common Shares and the Underlying Shares (and any replacement certificate issued prior to the expiration of the applicable hold periods) will bear a legend substantially in the form of the following legend as required by the Exchange:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 9, 2007.” [Four months plus one day from the Closing Date]

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL THE DAY THAT IS FOUR MONTHS AFTER THE SECURITIES WERE ISSUED FROM TREASURY.”

No securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

There is no government or other insurance covering the Securities;

There are risks associated with the purchase of the Securities;

There are restrictions on the Subscriber’s ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

The Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell Securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Subscriber.

Representations and Warranties of the Subscriber

     The Subscriber, on its own behalf and on behalf of any Disclosed Beneficial Subscriber, represents and warrants as follows to the Corporation and the Agents at the date of this Agreement and at the Time of Closing and acknowledges and confirms that the Corporation and the Agents are relying on such representations and warranties in connection with the offer, sale and issuance of the Securities to the Subscriber:

THE SUBSCRIBER (AND ANY DISCLOSED BENEFICIAL SUBSCRIBER) HAS KNOWLEDGE IN FINANCIAL AND BUSINESS AFFAIRS, IS CAPABLE OF

EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN THE UNITS, AND IS ABLE TO BEAR THE ECONOMIC RISK OF SUCH INVESTMENT EVEN IF THE ENTIRE INVESTMENT IS LOST;

The Subscriber has not been provided with a prospectus, an offering memorandum or any other document in connection with its subscription for Securities and the decision to subscribe for Securities and execute this Agreement has not been based upon any verbal or written representation made by or on behalf of the Corporation, the Agents or any employee or agent of either the Corporation or the Agents and has been based entirely upon the term sheet attached as Schedule “A” to this Agreement, this Agreement and information contained in the Public Record;

The Subscriber acknowledges that it has not purchased the Securities as a result of any form of general solicitation or general advertising (as such terms are used in Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

The Corporation has provided to the Subscriber the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and the Subscriber has had access to such information concerning the Corporation as the Subscriber has considered necessary or appropriate in connection with its investment decision to acquire the Securities, including access to the Corporation’s Public Record available on the Internet at www.sedar.com, and that any answers to questions and any request for information have been complied with to the Subscriber’s satisfaction;

The Subscriber is an Institutional Accredited Investor and it is acquiring the Securities for its own account for investment purposes only or for the account of a beneficial purchaser for whom it is acting that is an Institutional Accredited Investor as to which it exercises sole investment discretion for investment purposes only, and not with a view to any resale, distribution or other disposition of the Securities in violation of United States securities laws or applicable state securities laws, and neither the Subscriber nor any such beneficial purchaser for whom it is acting has any agreement, understanding or intention to distribute either directly or indirectly any of the Securities;

The Subscriber is an "accredited investor", as such term is defined under Canadian Applicable Securities Laws;

The Subscriber understands and acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and are therefore “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act, and that if in the future it shall decide to offer, resell, pledge or otherwise transfer such Securities, directly or indirectly, the same may be offered, sold, pledged or otherwise transferred only (i) to the Corporation, (ii) outside the United States in accordance with Rule 904 of Regulation S under the U.S.

Securities Act and in compliance with applicable local laws and regulations, (iii) within the United States in accordance with (A) Rule 144A under the U.S. Securities Act to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act) that is purchasing for its own account or for the account of one or more “qualified institutional buyers” and to whom notice is given that the offer, sale, pledge or transfer is being made in reliance on Rule 144A, or (B) Rule 144 under the U.S. Securities Act, if available, and in compliance with any applicable state securities laws of the United States, or (iv) in another transaction that does not require registration under the U.S. Securities Act or any applicable United States state securities laws after (A) in the case of proposed transfers pursuant to (ii) above, providing a declaration to the registrar and transfer agent of the Corporation, as transfer agent for the Securities, in the form attached hereto as Schedule “D” (or such other form as the Corporation may prescribe from time to time), and (B) in the case of proposed transfers pursuant to (iii)(B) or (iv) above, providing to the registrar and transfer agent of the Corporation an opinion of counsel of recognized standing reasonably satisfactory to the Corporation, to the effect that the proposed transfer may be effected without registration under the U.S. Securities Act;

The Subscriber understands and acknowledges that all certificates representing any Securities sold in the United States as part of this offering, and all certificates issued in exchange for or in substitution of such certificates, will bear a legend upon original issuance of the Securities and until the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, to the following effect:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) ANOTHER TRANSACTION THAT DOES NOT REQUIRE

REGISTARATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, A LEGAL OPINION FROM COUNSEL OF RECOGNIZED STANDING REASONABLY SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE GOOD DELIVERY IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

IF THE CORPORATION IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF TRANSFER, A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM THE REGISTRAR AND TRANSFER AGENT OF THE CORPORATION UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE REGISTRAR AND TRANSFER AGENT OF THE CORPORATION AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”

If the Corporation is a “foreign issuer” within the meaning of Regulation S at the time of sale and the Securities are being sold in compliance with the requirements of Rule 904 of Regulation S, then unless the Corporation or the registrar and transfer agent of the Corporation (or its successor) requires a legal opinion, the legend may be removed by providing a declaration to the registrar and transfer agent of the Corporation (or its successor) in the form attached hereto as Schedule “D” (or as the Corporation may prescribe from time to time)

If the Securities are being sold under Rule 144 under the U.S. Securities Act and in compliance with applicable state securities laws, the legend may be removed by delivery to the registrar and transfer agent of the Corporation (or its successor) and the Corporation of an opinion of counsel of recognized standing and reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

The Subscriber consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

The Subscriber understands and acknowledges that the Securities have not been and will not be registered under the U.S. Securities Act, that the sale contemplated hereby is being made in reliance on an exemption from registration under the U.S. Securities Act for non-public offerings, and that the Corporation has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Securities in the United States;

The Subscriber understands and acknowledges that it is making the representations and warranties and agreements contained herein with the intent that they may be relied upon by the Corporation and the Agents in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities.

The Subscriber acknowledges that the resale of the Securities acquired by the Subscriber are subject to certain resale restrictions under Canadian securities laws and stock exchange rules, and the Subscriber agrees to comply with such resale restrictions;

At any time when the Corporation is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934(the "Exchange Act") (which require the filing of reports and other information with the SEC), and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Corporation will, upon request of holders and prospective purchasers of Securities, promptly furnish or cause to be furnished to such holders and prospective purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) under the U.S. Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Securities;

The Subscriber (and any Disclosed Beneficial Subscriber) is eligible to purchase the Securities pursuant to an exemption from the prospectus and registration requirements of Applicable Securities Laws. The Subscriber has completed and delivered to the Corporation Schedule “C” evidencing the Subscriber's (and any Disclosed Beneficial Subscriber’s) status under Applicable Securities Laws and confirms the truth and accuracy of all statements, representations and warranties made in such certificate as of the date of this Agreement and as of the Time of Closing;

The Subscriber (and any Disclosed Beneficial Subscriber) was offered the Securities in, and is resident in, the jurisdiction set out as the “Subscriber’s Address” on the first page of this Agreement and intends the Applicable Securities Laws of that jurisdiction to govern the offer, sale and issuance of the Securities to the Subscriber and the Subscriber has not been formed for the specific purpose of acquiring the Securities;

The Subscriber (and any Disclosed Beneficial Subscriber) has been independently advised as to and is aware of the resale restrictions under Applicable Securities Laws with respect to the Common Shares, Warrants and Underlying Shares;

The Subscriber understands and acknowledges that the Warrants may not be exercised in the United States or by or on behalf of a U.S. Person or a person in the United States unless an exemption is available from the registration requirements of the U.S.

Securities Act and the securities laws of all applicable states and the holder has furnished an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect; provided that the undersigned Subscriber will not be required to deliver an opinion of counsel in connection with its due exercise of the Warrants that comprise part of the Units purchased hereunder, for its own account or for the account of a Disclosed Beneficial Subscriber, if any, at a time when the undersigned Subscriber and such Disclosed Beneficial Subscriber, if any, are Institutional Accredited Investors;

The Subscriber understands and agrees that the certificates representing the Warrants, and all certificates issued in exchange therefor or in substitution thereof, shall bear substantially the following legend:

"THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A "U.S. PERSON" OR A PERSON IN THE UNITED STATES UNLESS THE WARRANT AND THE UNDERLYING SECURITIES HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE, OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.";

The Subscriber (and any Disclosed Beneficial Subscriber) is at arm’s-length, within the meaning of the policies of the Exchange, with the Corporation;

None of the proceeds that the Subscriber is using to purchase the Securities are to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities;

The Subscriber (and any Disclosed Beneficial Subscriber) has not received, nor does it expect to receive any financial assistance from the Corporation, directly or indirectly, in respect of the Subscriber’s purchase of Securities;

The Subscriber understands and agrees that (i) there may be material tax consequences to the Subscriber and any Disclosed Beneficial Subscriber of an acquisition, disposition or exercise of any of the Securities; and (ii) the Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber or any Disclosed Beneficial Subscriber under United States, state, local or foreign tax law of an acquisition , disposition or exercise of such Securities;

The Subscriber understands and agrees that the financial statements of the Corporation have been prepared in accordance with Canadian generally accepted accounting principles, which may differ in material respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

No person has made any oral or written representations to the Subscriber: (i) that any person will resell or repurchase the Securities; (ii) that any person will refund the purchase price of the Securities; or (iii) as to the future value or price of any of the Common Shares, Warrants or Underlying Shares;

If the Subscriber is an individual, he or she is of legal age and is legally competent to execute, deliver and perform his or her obligations under this Agreement. If the Subscriber is not an individual, (i) it has the legal capacity and competence to execute, deliver and perform its obligations under this Agreement; and (ii) the execution and delivery of and performance by the Subscriber of this Agreement have been authorized by all necessary corporate or other action on the part of the Subscriber;

If the Subscriber is subscribing on its own behalf, this Agreement has been duly executed and delivered by the Subscriber, and constitutes a legal, valid and binding agreement of the Subscriber enforceable against it in accordance with its terms;

If the Subscriber is acting for a Disclosed Beneficial Subscriber, the Subscriber is duly authorized to execute and deliver this Agreement and all other documentation in connection with the subscription on behalf of the Disclosed Beneficial Subscriber.

This Agreement has been duly authorized, executed and delivered by or on behalf of such Disclosed Beneficial Subscriber and constitutes a legal, valid and binding agreement of such Disclosed Beneficial Subscriber enforceable against it in accordance with its terms;

The execution and delivery of and performance by the Subscriber (and any Disclosed Beneficial Subscriber) of this Agreement do not and will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of or a conflict with, or allow any other person to exercise any rights under any of the terms or provisions of the Subscriber’s (and any such Disclosed Beneficial Subscriber’s) constating documents or by-laws, if applicable, or any other contract, agreement, instrument, undertaking or covenant to which the Subscriber (and any Disclosed Beneficial Subscriber) is a party or by which it is bound; and

The Subscriber (and the Disclosed Beneficial Subscriber) has obtained such legal and tax advice as it considers appropriate in connection with the offer, sale and issuance of the Units and the execution, delivery and performance by it of this Agreement and the transactions contemplated by this Agreement. The Subscriber (and the Disclosed Beneficial Subscriber) is not relying on the Corporation, the Agents, their affiliates or counsel to any of them in this regard.

The Agents and the Corporation shall be entitled to rely on the representations, warranties and covenants of the Subscriber contained in this Section 5 and elsewhere in this Agreement and the Subscriber shall indemnify and hold harmless each of the Agents and the Corporation and their respective directors, officers, employees and agents and those of their respective affiliates for any loss, cost, expense, damage or any other liability any of them may suffer as a result of a breach of representations, warranties and covenants of the Subscriber. The Subscriber undertakes to notify the Corporation immediately of any change in any representation or warranty or other information relating to the Subscriber set forth herein that takes place prior to the Time of Closing.

Covenants of the Subscriber

The Subscriber (and any Disclosed Beneficial Subscriber) will comply with Applicable Securities Laws concerning the subscription, purchase, holding and resale of the Securities and will consult with its legal advisers or counsel to the Corporation with respect to complying with resale restrictions under Applicable Securities Laws with respect to the Securities.

The Subscriber (and any Disclosed Beneficial Subscriber) will execute, deliver, file and otherwise assist the Corporation in filing any reports, undertakings and other documents required under Applicable Securities Laws in connection with the offer, sale and issuance of the Securities.

Representations and Warranties of the Corporation

     The Corporation represents and warrants as follows to the Subscriber at the date of this Agreement and at the Time of Closing and acknowledges and confirms that the Subscriber is relying upon such representations and warranties in connection with the offer, sale and issuance of the Securities to the Subscriber:

The Corporation and its subsidiaries are corporations incorporated and existing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

The execution and delivery of, and performance by the Corporation of this Agreement have been authorized by all necessary corporate action on the part of the Corporation;

This Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding agreement of the Corporation enforceable against it in accordance with its terms;

The Corporation has complied with Applicable Securities Laws in connection with the offer, sale and issuance of the Securities; and

The Corporation and its subsidiaries own all of the properties and assets that they purport to own in the Public Record. Except as disclosed in the Public Record, all agreements by which the Corporation or its subsidiaries holds an interest in a property or asset are in good standing in all material respects according to their terms.

     The Corporation agrees that the Subscriber is entitled to the benefit of all representations, warranties and covenants of the Corporation and the conditions precedent to the Offering in the Agency Agreement as if the Subscriber was a party to such Agency Agreement and a direct beneficiary of such provisions. The representations, warranties and covenants of the Corporation in the Agency Agreement are incorporated into this Agreement with such changes as are necessary in order to reflect that they are being made by the Corporation to the Subscriber. In the event of a conflict between the provisions of this Agreement and the provisions of the Agency Agreement, the provisions of the Agency Agreement shall prevail.

Survival

     The representations, warranties, acknowledgements and covenants contained in this Agreement and any certificate or document delivered pursuant to or in connection with this Agreement will survive Closing and continue in full force and effect for a period of 3 years notwithstanding any subsequent disposition or exchange of the Securities.

Power of Attorney

     The Subscriber (and any Disclosed Beneficial Subscriber) irrevocably constitutes and appoints RBC as the true and lawful attorney of the Subscriber (and any Disclosed Beneficial Subscriber). As the attorney of the Subscriber (and any Disclosed Beneficial Subscriber), RBC has the power to act for and in the name of Subscriber (and any Disclosed Beneficial Subscriber), with full power of substitution, to execute and deliver such documents, instruments or agreements and do all acts and things necessary to effect the following:

to represent the Subscriber (and any Disclosed Beneficial Subscriber) at the Closing for the purposes of all closing matters and deliveries of documents and certificates representing the Common Shares and Warrants and payment of funds;

to extend any time periods and modify or waive any conditions that are set forth in this Agreement or in the Agency Agreement in the manner and to the extent that the Agents, in their absolute discretion, deem appropriate, provided that the extensions, modifications or waivers do not materially affect the Subscriber’s obligations under this Agreement; and

without limiting the generality of the foregoing, to exercise or not to exercise, as it determines in its sole discretion, the rights of termination in the Agency Agreement.

This power of attorney is irrevocable, is coupled with an interest and has been given for valuable consideration, the receipt and adequacy of which is acknowledged. This power of attorney and other rights and privileges granted under this section will survive any legal or mental incapacity, dissolution, bankruptcy or death of the Subscriber (and any Disclosed Beneficial Subscriber). This power of attorney extends to the heirs, executors, administrators, other legal representatives and successors, transferees and assigns of the Subscriber (and any Disclosed Beneficial Subscriber). Any person dealing with the Agents may conclusively presume and rely upon the fact that any document, instrument or agreement executed by the Agents pursuant to this power of attorney is authorized and binding on the Subscriber (and any Disclosed Beneficial Subscriber), without further inquiry. The Subscriber (and any Disclosed Beneficial Subscriber) agrees to be bound by any representations or actions made or taken by the Agents pursuant to this power of attorney, and waives any and all defences that may be available to contest, negate or disaffirm any action of the Agents taken in good faith under this power of attorney.

Beneficial Subscribers

     Whether or not explicitly stated in this Agreement, any acknowledgement, representation, warranty, covenant or agreement made by the Subscriber in this Agreement, including the Schedules will be treated as if made by the Disclosed Beneficial Subscriber, if any.

Schedules

     The following Schedules are incorporated into and form an integral part of this Agreement, and any reference to this Agreement includes the Schedules:

Schedule "A" Term Sheet

Schedule "B" TSX Venture Exchange Form 4C – Corporate Placee Information Form Schedule "C" United States Institutional Accredited Investor Certificate Schedule “D” Form of Declaration for Removal of Legend

Interpretation

     Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect the Agreement’s interpretation. All references in this Agreement to dollars or to “$” are to the currency of Canada, unless otherwise specifically indicated. In this Agreement (i) the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”, (ii) the words “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of”.

Assignment

     This Agreement becomes effective when executed by all of the parties to it. After that time, it will be binding upon and enure to the benefit of the parties and their respective successors, heirs, executors, administrators and legal representatives. This Agreement is not transferable or assignable by any party to it.

Entire Agreement

     This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated by it and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

Time of Essence

Time is of the essence in this Agreement.

Governing Law

     This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Subscriber, (and any Disclosed Beneficial Subscriber), irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Agreement and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

Language of Documents

     It is the express wish of the parties to this Agreement that this Agreement and all related documents be drafted in English. Les parties aux présentes conviennent et exigent que cette convention ainsi que tous les documents s'y rattachant soient rédigés en langue Anglais.

Execution By Facsimile and Counterparts

     This Agreement including the Schedules may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same document.

Currency

References in this Agreement and the Schedules to “$” or “Cdn. $” are to Canadian dollars.

SCHEDULE “A”
TERM SHEET

Issuer:	Rockwell Ventures Inc. (“RVI” or the “Company”).

Offering:	Approximately 96,2 million Units (the “Units”), each Unit consisting of (i) one RVI common share (each a “Common Share”) and (ii) one Common Share purchase warrant (each a “Warrant”) entitling the holder to purchase one Common Share of RVI (each an “Underlying Share”). The Common Shares and Warrants will be separable immediately upon closing of the Offering.

Issue Price:	$0.52 per Unit.

Amount:	Approximately C$60 million, to be comprised of approximately C$50 million to be sold to institutional investors and C$10 million in a non-brokered placing on identical terms to be organised by Trimark Trading, Dubai.

Currency:	All settlements will be in Canadian dollars (C$).

Purchase	Each whole Warrant will entitle the holder to acquire one Common Share from RVI at a price of C$0.70 per Common Share for a period of 24 months from pricing of this Offering.
Warrants

Use of Proceeds:	RVI currently intends to use the net proceeds of the offering, together with the Company’s existing cash resources, to fund the acquisition of the Middle Orange River Operations from Trans Hex Group Limited, to increase capital expenditure for the acquired mines and on existing sites and for general corporate purposes.

Subscription:	Persons wishing to subscribe for Units must complete and sign a Subscription Agreement and deliver a certified cheque in the amount of the subscription price per Unit on the Closing Date. Subscriptions must comply with applicable securities laws regarding private placements.

Resale	Common Shares and Warrants and Underlying Shares purchased on a private placement basis by investors will be legended and subject to hold periods under applicable securities laws and policies.
Restrictions:
Common Shares and Warrants and Underlying Shares purchased will be subject to the following resale restrictions:

Canada: Unless permitted under securities legislation, Canadian resident investors will not be permitted to trade their Common Shares or Warrants or Underlying Shares before the date that is four months and a day following the date of their issue.

United Kingdom: Unless permitted under securities legislation, UK resident investors will not be permitted to trade their Common Shares or Warrants or Underlying Shares within Canada (including through the facilities of the TSX) before the date that is four months and a day following the date of their issue.

United States: Investors that are U.S. Persons, or in the United States, will only be permitted to sell or otherwise transfer their Common Shares or Warrants or Underlying Shares: (A) to the Company; (B) outside the United States in compliance with Rule 904 of Regulation S under the United States Securities Act of 1933 (the "1933 Act"); (C) in the United States in compliance with an exemption from registration under the 1933 Act provided by Rule 144A or, if available, Rule 144, and any state securities laws; or (D) in a transaction that does not require registration under the 1933 Act or any applicable state securities laws provided the Company has a received a satisfactory opinion of counsel that

A-1

the transaction is exempt from such registration. In addition, unless permitted under securities legislation, investors will not be permitted to trade their Common Shares or Warrants or Underlying Shares within Canada (including through the facilities of the TSX) before the date that is four months and a day following the date of their issue.

All Other Jurisdictions: Resales must occur in compliance with the laws of a Subscriber’s home jurisdiction. In addition, unless permitted under securities legislation, investors will not be permitted to trade their Common Shares or Warrants or Underlying Shares within Canada (including through the facilities of the TSX) before the date that is four months and a day following the date of their issue.

Listing:	RVI’s Common Shares are listed on the TSX Venture Exchange (“TSX-V”) under the symbol “RVI” and are quoted on the National Association of Securities Dealers OTC Bulletin Board (“OTCBB”) under the symbol “RVINF”. The Warrants will not be listed on the TSX-V or quoted on the OTCBB.

Offering Basis:	Marketed private placement to be completed on an agency “best efforts” basis in Canada, Europe, the United States and elsewhere as permitted by applicable exemptions. Purchasers will be subject to the standard resale restrictions of the relevant jurisdiction.

Commission:	The Company shall pay to RBC Capital Markets (“RBC”), on behalf of the Agents, a commission of 6.0% of the aggregate gross cash proceeds received from the Offering, plus broker warrants over Units equal to 6.0% of the amount raised

Pricing Date:	April 19, 2007

Closing Date :	May 8, 2007

A-2

SCHEDULE “B” FORM 4C

CORPORATE PLACEE REGISTRATION FORM

     Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

	(a)	Name:

	(b)	Complete Address:

	(c)	Jurisdiction of Incorporation or Creation:

2.	(a) Is the Placee purchasing securities as a portfolio manager (Yes/No)?

	(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? __________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

(a)

It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)

it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________
[jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

	(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

	(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)

it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

FORM 4C	CORPORATE PLACEE
REGISTRATION FORM	Page 1

(as at March 11, 2004)	B-1

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at ___________________________________________________	on _______________________________________________.

(Name of Purchaser - please print)

(Authorized Signature)

(Official Capacity - please print)

(please print name of individual whose signature appears above)

FORM 4C	CORPORATE PLACEE
REGISTRATION FORM

(as at March 11, 2004)	B-2

THIS IS NOT A PUBLIC DOCUMENT

FORM 4C	CORPORATE PLACEE
REGISTRATION FORM

(as at March 11, 2004)	B-2

SCHEDULE “C”

UNITED STATES INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

     The Subscriber hereby represents, warrants and certifies to Corporation that the Subscriber (or its disclosed principal) is an institutional “accredited investor” as defined in Rule 501(a)(1)(2)(3) or (7) of Regulation D under the U.S. Securities Act (an “Institutional Accredited Investor”) by virtue of being:

[check appropriate boxes]

_____	Any bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the U.S. Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors within the meaning assigned in Rule 501(a) of Regulation D under the U.S. Securities Act; or

_____	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

_____	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000; or

_____	Any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

C-1

     The foregoing representations contained in this certificate are true and accurate as of the date hereof and will be true and accurate as of the Closing Date. If any such representations shall not be true and accurate prior to the Closing Date, the Subscriber shall give immediate notice to the Corporation and the Agent.

EXECUTED by the Subscriber at __________________this _______day of ____________, 2007.

Print Name of Subscriber

Signature of Authorized Signatory

Name and Position of Authorized Signatory

Jurisdiction of Residence

C-2

SCHEDULE “D”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	Registrar and transfer agent for the Common Shares, Warrants and Warrant Shares of
ROCKWELL VENTURES INC.
(the “Issuer”):

     The undersigned (A) acknowledges that the sale of the securities of the Issuer represented by certificate number(s) _______________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) it is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Issuer (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of an applicable Canadian stock exchange designated in Regulation S or any other designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on its behalf engaged or will be engaged in any directed selling efforts in the United States in connection with the offer and sale of such securities (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act), (5) the seller does not intend to replace such securities with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated: _____________________________________________
(Name of Holder – please print)

(Authorized Signature)

(Official Capacity – please print)

(please print here the name of the individual whose signature appears above, if different from the name of holder printed above)

Affirmation by Seller’s Broker-Dealer

We have read the foregoing representations of our customer, _____________________________(the "Seller"), dated _______________________, with regard to our sale, for such Seller’s account, of the securities of the Corporation referenced above which are represented by certificate number ______________(the "Securities"), and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of a Canadian stock exchange designated in Regulation S (including the TSX Venture Exchange), or another designated offshore securities market as defined in Regulation S under the U.S. Securities Act, and (C) neither we, nor any person acting on our behalf,

C-1

engaged in any directed selling efforts in connection with the offer and sale of such Securities. Terms used herein have the meanings given to them by Regulation S.

_________________________________
Name of Firm

By: _________________________________
Authorized officer

C-2